EXHIBIT 10.9



GSHAMMER:5996
NORTHATTGL BALFOUR LSE
(3/11/94)





John L. Dietsch Boulevard
North Attleborough, MA



BALFOUR LEASE





FROM THE OFFICE OF:



Goulston & Storrs, P.C.
400 Atlantic Avenue
Boston, Massachusetts  02110-3333

JOHN L. DIETSCH BOULEVARD
NORTH ATTLEBOROUGH, MA


OFFICE LEASE


ARTICLE   SECTION   CAPTION                                 PAGE

I.                  Basic Lease Provisions                  1
          1.1       Introduction                            1
          1.2       Basic Data                              1
II.                 Description and Demise of Premises      3
          2.1       Description and Demise of Premises      3
III.                Rent                                    3
          3.1       Fixed Rent                              3
          3.2       Completely Net Lease                    3
IV.                 Use of Premises                         4
          4.1       Permitted Use                           4
          4.2       Alterations                             5
V.                  Assignment and Subletting               6
          5.1       Prohibition, Etc.                       6
          5.2       Exceptions                              9
VI.                 Delivery of Premises and Responsibility
                    for Repairs and Condition of Premises   11
          6.1       Delivery of Possession of Premises      11
          6.2       Repairs and Condition of Premises       12
          6.3       Surrender                               13
VII.                Utilities and Services                  14
          7.1       Payment of Utility Charges              14
          7.2       Services                                14
VIII.                    Real Estate Taxes and Other Expenses    15
          8.1       Tenant to Pay All Taxes                 15
          8.2       Tenant to Pay All Operating Expenses    17
IX.                 Indemnity and Waiver; Insurance         18
          9.1       Indemnity and Waiver                    18
          9.2       Insurance                               18
X.                  Landlord's Access to Premises           21
          10.1      Landlord's Right of Access              21
XI.                 Fire, Eminent Domain, Etc.              21
          11.1      Fire and Other Casualty                 21
          11.2      Condemnation                            24
          11.3      Restoration after Fire or Condemnation  27
          11.4      Depository                              30
XII.                Landlord's Remedies                     31
          12.1      Events of Default                       31
          12.2      Remedies                                32
          12.3      Landlord's Default                      34

ARTICLE   SECTION   CAPTION                                 PAGE

XIII.               Miscellaneous Provisions                34
          13.1      Extra Hazardous Use                     34
          13.2      Waiver                                  34
          13.3      Covenant of Quiet Enjoyment             35
          13.4      Notice to Mortgagee and Ground Lessor   35
          13.5      Assignment of Rents                     36
          13.6      Mechanics' Liens                        37
          13.7      No Brokerage                            37
          13.8      Invalidity of Particular Provisions     37
          13.9      Provisions Binding, Etc.                37
          13.10     Recording                               37
          13.11     Notices                                 38
          13.12     When Lease Becomes Binding              38
          13.13     Paragraph Headings                      38
          13.14     Rights of Mortgagee                     38
          13.15     Status Report                           39
          13.16     Tenant's Financial Condition            39
          13.17     Additional Remedies of Landlord         40
          13.18     Holding Over                            40
          13.19     Non-Subrogation                         40
          13.20     Unavoidable Delay                       40
          13.21     Governing Law                           41
          13.22     Definition of Additional Rent           41
          13.23     Fees and Expenses                       41
          13.24     Certificate                             41
          13.25     1993 Dollars Defined                    41
          13.26     Landlord's Inducement Payment           42
          13.27     Initial Rent Abatement                  43
          13.28     Environmental Matters                   43

Guarantee of Lease

EXHIBITS  A         Site Plan Showing Premises and Buildings
          B         Landlord's Work and Tenant's Work

     THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to those certain parcels of land (collectively, the "Lot") located in the Town of North Attleborough, Bristol County, Massachusetts, together with the two (2) single-story buildings (each, a "Building", and collectively, the "Buildings") thereon which contain approximately 70,000 square feet and 35,000 square feet of leasable floor area, respectively, as well as any and all other structures, parking facilities, roadways and other areas and facilities (together with the Buildings collectively sometimes hereinafter referred to as "improvements") thereon and thereof; all of which collectively shall be referred to hereinafter as the "Premises".
 The Lot is more particularly bounded and described as set forth in the Legal Description of the parcels comprising the Lot annexed hereto as part of Exhibit A which is hereby incorporated herein and made a part hereof; and the Lot and Buildings are shown (diagrammatically rather than precisely) on the Plan likewise annexed hereto as part of said Exhibit A.

     The parties to this instrument hereby agree with each other as follows:

ARTICLE I

BASIC LEASE PROVISIONS

1.1 INTRODUCTION. As further supplemented in the balance of this instrument and its Exhibits, the following sets forth the basic terms of this Lease and, where appropriate, constitutes definitions of certain terms used in this Lease.

1.2  BASIC DATA.

     Date:                    March 14, 1994

     Landlord:           C.L.C. North Attleboro Trust under DECLARATION OF
TRUST dated October 1, 1981 (as amended of record from time to time), recorded with Bristol County No. District Deeds in Book
2230, Page 213.

     Present Mailing          c/o Leatherbee & Co., 1330 Boylston
     Address of Landlord:     Street, Chestnut Hill, MA  02167

     Tenant:                  L.G. Balfour Company, Inc., a
                             Delaware corporation.

     Present Mailing          25 County Street, Attleboro,
     Address of Tenant:       Massachusetts  02703

     Lease Term or Term: The period from the date of this Lease up to the Commencement Date (as herein defined) plus the one hundred eighty (180) calendar months (plus the partial month, if any) immediately from and after the Commencement Date, unless sooner terminated as provided hereinbelow.

     Commencement Date: The earlier to occur of: (i) June 1, 1994, or, if later, the date on which Landlord delivers possession of the Buildings to Tenant with Landlord's Work therein substantially completed (as set forth in Section 6.1 of Article VI hereof); or (ii) the date when Tenant first commences to use one or both of the Buildings for its permitted business purposes hereunder. The Commencement Date shall be memorialized by a supplemental agreement signed by the parties hereto. (See Section 13.27.)

     Fixed Rent: From the commencement of the Term of this Lease up to the Commencement Date (as herein defined), the Tenant shall not be required to pay any Fixed Rent hereunder. From and after said Commencement Date and continuing for the balance of the Term of this Lease, the Fixed Rent to be paid by Tenant to Landlord shall be at the following annual and monthly rates during the following periods of time (subject to the provisions of Section 13.27 below):

          Period                   Annual         Monthly

          First five (5)
          years of the
          Term plus any
          partial calendar
          month) from
          and after the
          Commencement Date        $605,000       $50,416.67

          6th through 10th
          full years
          following the
          Commencement Date        $652,000       $54,333.33

          11th through 15th
          full years               $699,000       $58,250.00
          (being the balance
          of the Term)

     Use: The Buildings shall contain manufacturing and office facilities devoted to the Tenant's manufacturing, distribution and sales of its products, and the roadways and parking and loading areas and facilities on the Lot shall be used for employee loading and transportation purposes and for employee and business invitee access and parking purposes such as are normally and customarily incidental to the aforesaid manufacturing and office uses; and, the Premises shall be used for no other purpose or purposes. Tenant will not use or allow the Premises or any appurtenances thereto to be used or occupied for any unlawful purpose or in violation of any applicable certificate of occupancy. Tenant assumes the risk of any law, ordinance, rule or regulation either now in effect or hereafter enacted which may prohibit or limit Tenant's contemplated use or enjoyment of the Premises (but the foregoing shall be subject to the provisions of this Lease specifically applicable to any governmental taking or condemnation).

     Guarantor of Tenant's    None.

     Obligations:

     Brokers:                 Lynch, Murphy, Walsh & Partners,
                              Inc. One Financial Center, Boston,
                              MA 02111

ARTICLE II

DESCRIPTION AND DEMISE OF PREMISES

2.1 DESCRIPTION AND DEMISE OF PREMISES. Landlord hereby demises and leases to Tenant, and Tenant hereby accepts from Landlord, the Premises identified in the foregoing portions of this Lease. Landlord hereby represents to Tenant that Landlord is the record owner of fee simple title to the Premises and that the same currently are not subject to any prior lease thereof from Landlord to a third party.

     Tenant acknowledges that, in all events, Tenant is responsible for providing security to the Premises and its own personnel, and Tenant shall indemnify, defend with counsel of Landlord's selection or with counsel of Tenant's selection which first shall have been approved in writing by Landlord (such approval not unreasonably to be withheld or delayed), and save Landlord harmless from any claim for injury to person or damage to property asserted by any personnel, employee, guest, invitee or agent of Tenant which is suffered or occurs in or about the Premises by reason of the act of an intruder or any other person in or about the Premises.

ARTICLE III

RENT

3.1 FIXED RENT. Tenant agrees to pay to Landlord at the Present Mailing Address of Landlord, or as directed by Landlord, without notice, demand, off-set or deduction, on the Commencement Date and thereafter, monthly, in advance, on the first day of each and every calendar month during the Lease Term, a sum equal to the monthly Fixed Rent specified in Section 1.2 hereof. (See, however, Section
13.27 below.)

     Fixed Rent for any partial month shall be paid by Tenant at such rate on a pro rata basis, and if the Lease Term commences on a day other than the first day of a calendar month, the first payment which Tenant shall make shall be a payment equal to a proportionate part of such monthly Fixed Rent for the partial month from the Commencement Date to the first day of the succeeding calendar month, and the monthly Fixed Rent for such succeeding calendar month.

3.2 COMPLETELY NET LEASE. Throughout the entire Lease Term, this Lease shall be deemed and construed to be a "net net net" (sometimes referred to as a "completely net") lease, and Tenant shall pay to Landlord the Fixed Rent and all other payments and charges herein set forth, free of any charges, assessments, or impositions of any kind and without abatement, deduction, counterclaim, defense or set-off (except for those, if any, which may become applicable and are made under the express provisions therefor set forth in Sections 13.26 and
13.27 below); and Tenant shall save Landlord harmless from and against all costs, impositions, insurance premiums, and expenses and obligations of every kind, name and nature whatsoever relating to the Premises which may arise or become due during or with respect to periods within the Lease Term. Without limitation, except as expressly provided in Article XI hereof as a result of a fire or other casualty, or eminent domain condemnation, Tenant shall not be entitled to quit, terminate or surrender this Lease, and shall not be relieved from its obligations to pay the Fixed Rent and all other charges and amounts payable, or from any of its other obligations pursuant to the provisions of this Lease, by or for any reason whatsoever.

ARTICLE IV

USE OF PREMISES

4.1 PERMITTED USE. Tenant agrees that the Premises shall be used and occupied by Tenant only for the purpose specified as the use thereof in Section 1.2 of this Lease, and for no other purpose or purposes.

     Tenant further agrees to conform to the following provisions during the entire Lease Term:

     (a) Tenant shall not place on the exterior of exterior walls of the Buildings or outside on the Premises, any sign, symbol, advertisement or the like visible to public view outside of the Premises except with the prior approval of Landlord (but only as to location and overall professional appearance generally, and not unreasonably to be withheld or delayed).

     (b) Tenant shall not perform any act or any practice which may injure the Premises, or any part thereof, or cause any offensive odors or loud noise, or constitute a nuisance or a menace to any persons, or be detrimental to the reputation or appearance of the Premises.

     (c) Tenant shall comply and shall cause all employees to comply with all reasonable rules and regulations from time to time established by Landlord by suitable notice.

     (d) The Tenant shall not violate or cause or permit any violation of the provisions of Article 4 of the Master Lease of the nearby Tri-Boro Plaza, dated as of December 6, 1991, between Landlord and Adrian Realty Trust (an affiliate of Shaw's Supermarkets, Inc.), which Article sets forth a restrictive covenant more particularly described therein and in the instrument entitled "Notice of Restrictive Covenant", dated as of December 6, 1991, and recorded with Bristol County North District Registry of Deeds in Book 5252, Page 134. In accordance with the provisions of said restrictive covenant, Tenant covenants and agrees not to sell or permit the sale on, in or from the Premises during the Lease Term of fresh dairy, fresh meats, fresh fish, fresh produce or fresh fruit for consumption off-premises other than for the sale of delicatessen-type restaurant foods and so-called "take-out" orders by a delicatessen-type restaurant containing no more than 1500 square feet of floor area (and intended primarily for consumption on-premises or for individual contemporaneous consumption, as opposed to home consumption); provided, however, that Tenant shall be permitted, incidentally to its permitted use of the Premises set forth in this Lease, to sell such food items individually in single pieces (such as, for example only, one or more apples or oranges, or one or more candy bars or one or more containers of milk holding no more than one pint or liter, as customary from time to time) which, as aforesaid, are intended

primarily for consumption on-premises or for individual contemporaneous consumption, as opposed to home consumption.

4.2 ALTERATIONS. After completion of the initial work to be done by Tenant, for which provision is made herein in Exhibit B attached hereto, Tenant shall not alter or add to the Premises, except in accordance with the prior written approval of Landlord (not unreasonably to be withheld or delayed) or as permitted without such approval as set forth below. Moreover, any structural alteration or addition (and, for the purposes hereof, any and all installations and/or replacements or relocations of exterior facilities, including parking and roadway facilities and utility facilities, shall be considered structural alterations) and any alteration or addition involving an estimated cost of more than $50,000.00: (i) shall be conducted under the supervision of a licensed architect or licensed professional engineer, or both (as may be required in the context); (ii) shall be conducted in accordance with plans and specifications submitted as aforesaid to Landlord and requiring Landlord's prior written approval (not unreasonably to be withheld or delayed); and (iii) shall not be conducted unless and until Tenant shall have furnished such bond, security or other assurances of completion and payment as may reasonably be required by Landlord. However, so long as Tenant complies with the following provisions of this Section and all other applicable provisions of this Lease, the Tenant shall be permitted (upon giving to Landlord notice thereof, but without the need to secure the Landlord's prior written approval thereof) to make non-structural alterations and additions within the Buildings or to other improvements located on the Premises costing no more than $50,000.00 in any calendar year.

     In any event, any and all alterations or additions shall be consistent with, and shall not change, the general character of the Buildings or other improvements on the Premises in any material respect; and, no alteration or addition shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, any and all permits and authorizations of any governmental agency or department or subdivision having jurisdiction. Any alteration or addition shall, when completed, be of such a character as not to reduce the value or usefulness of the Premises or of Landlord's interest therein below its value and usefulness immediately before such alteration or addition, and also so as not to violate or cause the violation of any code or any restriction, agreement or covenant applicable to the Premises. No alteration or addition shall be made if the same would require any application for any zoning or like permit during any period close to the end of the Lease Term and which, if receiving "unfavorable action", would prejudice Landlord's intended development or re-development activities, consistent with then applicable standards and practices of sophisticated developers of comparable real estate, for the Premises upon the expiration of the Lease Term (it being acknowledged by the parties, without limitation, that the Massachusetts Zoning Enabling Act, Ch. 40A, currently prohibits a party from seeking a zoning adjustment if any such unfavorable action has been taken on a prior application therefore within the then preceding two (2) years). Tenant, promptly upon completion of any and all alterations, non-structural or structural, shall deliver "as-built" plans reflecting such alterations and additions in reasonable detail to Landlord.

     Tenant hereby agrees to hold Landlord harmless from and against any and all liability of every kind and description which may arise out of or be connected in any way with any such alterations or additions, and to pay and discharge promptly any contractor's, subcontractor's, mechanic's and/or materialmen's lien which may be recorded against the Lot or improvements comprising the Premises or the Landlord's interest therein. Tenant's Work as described in Exhibit B and all other alterations made by Tenant shall be made in accordance with all applicable laws, in a good and first-class workmanlike manner and in accordance with the requirements of Landlord's insurers and Tenant's insurers. Without limitation, Tenant's Work as described in Exhibit B and all other alterations made by Tenant shall be performed in accordance with the conditions set forth in Exhibit B (to the full extent applicable). Any contractor or other person undertaking any alterations of the Premises on behalf of Tenant shall be covered by
Comprehensive General Liability and Workmen's Compensation insurance with coverage limits satisfying the requirements of this Lease and of applicable law and evidence thereof shall be furnished to Landlord prior to the performance by such contractor or person of any work in respect of the Premises.

     All building components, systems, etc., including all leasehold improvement work performed by Tenant in the Premises, shall remain therein at termination, and shall be surrendered as a part thereof, except for Tenant's usual trade fixtures, furniture and equipment, if movable, installed prior to or during the Lease Term at Tenant's cost, which trade fixtures, furniture and equipment Tenant shall remove upon the termination of this Lease. Tenant agrees to repair any and all damage to the Premises resulting from such removal or, if Landlord so elects, to pay Landlord for the cost of any such repairs forthwith after billing therefor.

ARTICLE V

ASSIGNMENT AND SUBLETTING

5.1 PROHIBITION, ETC. Notwithstanding any other provisions of this Lease, Tenant covenants and agrees that it will not assign this Lease or sublet (which term, without limitation, shall include the granting of concessions, licenses, management arrangements and the like) the whole or any part of the Premises without, in each instance, having first received the express consent of Landlord. Notwithstanding anything to the contrary in this Lease, Tenant understands and specifically agrees that, subject only to the express provisions of Section 5.2 below, Landlord may in its sole discretion withhold its consent to any proposed assignment or subletting. Any assignment of this Lease (which term shall include the sale or transfer of forty-nine percent (49%) or more, or such smaller percentage as would result in a change in voting control, of the stock in Tenant as set forth below), or subletting of the whole or any part of the Premises (other than as permitted to a subsidiary or a controlling corporation as set forth below) by Tenant, without Landlord's express consent, shall be invalid, void and of no force or effect. In any case (whether or not Landlord shall consent to such assignment or subletting), the Tenant named herein shall remain fully liable for the obligations of Tenant hereunder, including, without limitation, the obligation to pay the Fixed Rent and other amounts provided under this Lease. Any such request shall set forth, in detail reasonably satisfactory to Landlord, the identification of the proposed assignee or sublessee, its financial condition and the terms on which the proposed assignment or subletting is to be made, including, without limitation, the rent and any other consideration to be paid in respect thereto and such request shall be treated as Tenant's warranty in respect of the information submitted therewith.

     It shall be a condition of the validity of any such assignment or subletting that the assignee or sublessee first shall have agreed directly with Landlord, in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder, including, without limitation, the obligation to pay Fixed Rent and other amounts provided for under this Lease and the covenant against further assignment and subletting; but as aforesaid such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of Tenant hereunder, and Tenant shall remain fully liable therefor. In no event, however, shall Tenant assign this Lease or sublet the whole or any part of the Premises to a proposed assignee or sublessee which has been judicially declared bankrupt or insolvent according to law, or with respect to which an assignment has been made of property for the benefit of creditors, or with respect to which a receiver, guardian, conservator, trustee in involuntary bankruptcy or similar officer has been appointed to take charge of all or any substantial part of the proposed assignee's or sublessee's property by a court of competent jurisdiction, or with respect to which a petition has been filed for reorganization under any provisions of the Bankruptcy Code now or hereafter enacted, or if a proposed assignee or sublessee has filed a petition for such reorganization, or for arrangements under any provisions of the Bankruptcy Code now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts. Tenant shall, upon demand, reimburse Landlord for the reasonable legal fees and expenses (it being understood and agreed that the Landlord shall be permitted for all purposes, including for the purposes of such reimbursement, to use the services of its "usual" counsel or any "downtown" or other lawfirm with expertise in commercial real estate transactions and that the then and normal customary fees and expenses of such counsel shall be considered to be reasonable for such purposes) incurred by Landlord in processing any request from Tenant to assign this Lease or to sublet all or any portion of the Premises.

     Without limiting Landlord's discretion to grant or withhold its consent to any proposed assignment or subletting, if Tenant requests Landlord's consent to assign this Lease or sublet all or any portion of the Premises in any case where the Landlord's consent is required pursuant to the provisions hereof, or if Tenant in any such case shall proceed to assign or sublet without having first obtained the Landlord's aforesaid, required consent thereto, Landlord shall have the option, exercisable by written notice to Tenant given within thirty (30) days after Landlord's receipt of such request or until thirty (30) days after Landlord is notified of any such assignment or subletting, as the case may be, to terminate this Lease as of the date specified in such notice which shall be not less than thirty (30) nor more than sixty (60) days after the date of such notice for the entire Premises, in the case of an assignment or subletting of the whole, and for the portion of the Premises, in the case of a subletting of a portion, (or, at Landlord's option, for the entire Premises if such portion includes more than half of the floor area within the Buildings). In the event of termination in respect of a portion of the Premises, the portion so eliminated shall be delivered to Landlord on the date specified in good order and condition in the manner provided in Section 4.2 at the end of the Lease Term and Tenant shall construct demising walls and perform the necessary work so as to separate and render independent and accessible such portion and the utilities serving such portion in accordance with Landlord's reasonable directions and specifications; and to the extent necessary in Landlord's judgment, Landlord (at its own cost and expense as to any items other than the aforesaid separation of space and utilities), may have access to and may make modification to the Premises; all so as to make such portion a self-contained rental unit with access to common areas, elevators and the like (to be made available and provided by Tenant as aforesaid, as reasonably requested by Landlord). Fixed Rent shall be adjusted according to the extent of the Premises for which the Lease is terminated (and a fair allocation of resulting common area expenses, if and to the extent reasonably determined by Landlord to be allocable thereto, shall be made and provided for). Without limitation of the rights of Landlord hereunder in respect thereto, if there is any assignment of this Lease by Tenant for consideration or a subletting of the whole of the Premises by Tenant at a rent which exceeds the rent payable hereunder by Tenant, or if there is a subletting of a portion of the Buildings by Tenant at a rent in excess of the subleased portion's pro rata share of the rent payable hereunder by Tenant, then Tenant shall pay to Landlord, as additional rent, forthwith upon Tenant's receipt of the consideration therefor (or the cash equivalent thereof), in the case of an assignment, and in the case of a subletting, ninety percent (90%) of the full amount of any such excess rent.

 The provisions of this paragraph shall apply to each and every assignment of the Lease and each and every subletting of all or a portion of the Premises, whether to a subsidiary or controlling corporation of the Tenant or any other person, firm or entity, in each case on the terms and conditions set forth herein; provided, however, that the Landlord shall not be permitted to elect to terminate in accordance with the foregoing provisions of this paragraph nor shall the foregoing provisions of this paragraph providing for payment to Landlord of any excess rent upon an assignment or subletting be applicable, upon and with respect to an assignment of this lease or subletting by the Tenant herein named to a subsidiary or its controlling corporation (as to which, and only for so long as, such corporations continue so to be affiliated, it being agreed that upon the cessation of such affiliation the provisions of this paragraph shall immediately become applicable with respect to the theretofore exempt transaction) as to which the provisions of this Section 5.1 expressly are not applicable as set forth in the first grammatical paragraph of the following
Section 5.2. For the purposes of this Section 5.1, the term "rent" shall mean all Fixed Rent, additional rent or other payments and/or consideration payable by one party to another for the use and occupancy of all or a portion of the Premises.

5.2 EXCEPTIONS. The provisions of Section 5.1 restricting assignment and subletting shall not, however, be applicable to an assignment of this Lease by Tenant to a subsidiary (for such period of time as the stock of such subsidiary continues to be owned by Tenant, it being agreed that the subsequent sale or transfer of forty-nine percent (49%) or more, or such smaller percentage as would result in a change in voting control, of the stock of such subsidiary shall be treated as if such sale or transfer were, for all purposes, an assignment of this Lease governed by the provisions of Section 5.1) or Tenant's controlling corporation, Town & Country Manufacturing Co., for such period of time as said controlling corporation continues to be the controlling corporation of the Tenant herein named (it being agreed that the subsequent sale or transfer of such portion of the capital stock of the original Tenant as would result in a change in voting control thereof shall be treated as if such sale or transfer were, for all purposes, an assignment of this Lease governed by the provisions of Section 5.1, as aforesaid), provided (and it shall be a condition of the validity of any such assignment) that such subsidiary or controlling corporation is not a debtor under the Bankruptcy Code (or otherwise insolvent as aforesaid) and that it first shall have agreed directly with Landlord to be bound by all of the obligations of Tenant hereunder, including, without limitation, the obligation to pay the rent and other amounts provided for under this Lease, the covenant to use the Premises only for the purposes specifically permitted under this Lease and the covenant against further assignment; but such assignment shall not relieve Tenant herein named of any of its obligations hereunder, and Tenant shall remain fully liable therefor. For purposes of this Lease, if Tenant is a corporation, the sale or transfer of forty-nine percent (49%) or more, or such smaller percentage as would result in a change of voting control, of the stock of Tenant or of its controlling corporation (whether such sale or transfer occurs at one time or at intervals so that, in the aggregate, over the term of this Lease, such a transfer shall have occurred), or any other transaction(s) overall having the effect of a change in control or substantially the same effect as a change in control if the entity in question is not a corporation (such as, without limitation, a change in the number or identity of partners of a partnership or beneficiaries of a nominee trust), shall be treated as if such sale or transfer were, for all purposes, an assignment of this Lease and shall be governed by the provisions of Section 5.1. To enable Landlord to determine ownership of Tenant, Tenant agrees to furnish to Landlord, from time to time and promptly after Landlord's request therefor, an accurate listing of the holders of its stock, the holders of the stock of its controlling corporation and/or the holders of the stock of any subsidiary/assignee or subsidiary/sublessee as of the date of the execution of this Lease and/or as of the date of Landlord's request.

     Notwithstanding  the  foregoing  or anything to the  contrary  contained in
Section 5.1 of this Article:

     (1) In the event that all property and operations of the Tenant herein named (L.G. Balfour Company, Inc.) and its subsidiaries are being transferred to another entity by way of merger, consolidation or sale of substantially all of the stock therein or assets thereof, Landlord shall consent to an assignment of this Lease to said resulting or acquiring entity, provided (and it shall be a condition of the validity of any such assignment), without limitation, that: (i) such entity shall first agree directly with Landlord to be bound by all of the obligations of Tenant hereunder, including, without limitation, the obligations to pay the rent and other charges provided for under this Lease, and the covenant against further assignment; (ii) such assignment shall not relieve the Tenant herein named of any of its obligations hereunder, and the Tenant shall remain fully liable therefor; and (iii) Tenant shall furnish Landlord with such information regarding such entity as Landlord may reasonably require, including, without limitation, information regarding good reputation, financial ability and business experience relating to the business and uses permitted hereunder, evidencing and confirming that such entity (a) has the financial strength and capacity to fulfill its obligations and pay all charges hereunder for the balance of the Term and, without limitation, is of good creditworthiness and has a net worth (determined in accordance with generally accepted accounting principles consistently applied) at least equal to Ten Million and 00/100 Dollars ($10,000,000.00) (1993 Dollars), (b) is acquiring such operations as a combined and going business, and (c) has an ownership and management team with a good reputation and a proven history of successful manufacturing business experience comparable in all material respects with the operations being conducted at the Premises subject to and in accordance with the provisions of this Lease; and

     (2) In the event that the Tenant desires, after the expiration of the first five (5) full years of the Lease Term, to assign its interest under this Lease in a bona fide transaction at arm's-length to a completely unaffiliated entity (other than as part of a sale and transfer of the Tenant's operations covered by the preceding paragraph 1), and if the Landlord does not exercise its option to terminate this Lease (which the Landlord shall be permitted to do) in accordance with the provisions of Section 5.1 above, then, subject to all applicable provisions of said Section 5.1, the Landlord will not unreasonably withhold consent to such assignment, provided (and it shall be a condition of the validity of any such assignment), without limitation, that: (i) such entity shall first agree directly with Landlord to be bound by all of the obligations of Tenant hereunder, including, without limitation, the obligations to pay the rent and other charges provided for under this Lease and the covenant against further assignment; (ii) such assignment shall not relieve the Tenant herein named of any of its obligations hereunder, and the Tenant shall remain fully liable therefor; and (iii) the Landlord determines in its reasonable judgment that the conditions of clause (iii) of the preceding paragraph 1 are satisfied with respect to such proposed assignee entity; and

     (3) The foregoing provisions treating a transfer of a controlling interest of the voting stock as an assignment shall not apply to the trading of the capital voting stock of the Tenant or its controlling corporation, respectively, with respect to the transaction by which such corporation becomes or otherwise if and whenever such corporation is a so-called reporting public corporation pursuant to the provisions of the Securities Exchange Act of 1934 (as amended) the outstanding voting stock of which is registered in accordance with the provisions of the Securities Act of 1933 (as amended) and "listed" and publicly traded on a recognized national or international stock exchange (such as, for example only, the New York Stock Exchange); and

     (4) Tenant may, subject to and in accordance with all other applicable provisions of this Lease, grant a Leasehold Mortgage on its interest hereunder to a reputable trust company, bank or similar financial institution, and the foreclosure (or deed or assignment in lieu thereof) of such a Leasehold Mortgage shall not in itself constitute an impermissible assignment or transfer or an event of default by Tenant under this Lease, but any such institution, if it shall become a successor Tenant hereunder, shall hereby assume the Tenant's rights and obligations as the successor Tenant and shall continue timely to pay all rent and charges to be paid hereunder and fully to comply with all other terms and provisions of this Lease without any default continuing beyond applicable notice and grace periods; but, as aforesaid, such successor shall be required to assume in writing with Landlord all obligations of Tenant hereunder, and Tenant shall not be released from any of its obligations but shall remain fully liable hereunder.

     Without limiting any of the other provisions of this Lease, in the event that Tenant (or any guarantor of this Lease) consolidates or merges into any other firm or corporation, or sells or otherwise transfers a controlling interest in its stock or other beneficial ownership or a majority of its assets or the division (e.g. subsidiary, company or entity) holding the interest of Tenant hereunder to any person, firm or corporation, then and in such event Tenant (and any such guarantor of this Lease) hereby agree timely to deliver to Landlord copies of the merger, consolidation or purchase agreements and, at Landlord's election, an assumption agreement or guaranty (or both, as the case may be) duly executed by each of the merged or consolidated or acquiring successor or purchasing parties, agreeing to assume performance of Tenant's (and any such guarantor's) terms, obligations, conditions and covenants under and otherwise relating to the provisions of this Lease (together with appropriate corporate or like certificates confirming the authority and incumbency of the signatories thereto). As set forth hereinabove, notwithstanding any such assumption, Tenant (and any guarantor of this Lease) shall continue and remain liable hereunder.

ARTICLE VI

DELIVERY OF PREMISES AND
RESPONSIBILITY FOR REPAIRS AND
CONDITION OF PREMISES

6.1 DELIVERY OF POSSESSION OF PREMISES. The Premises shall be treated as delivered hereunder as of the date of this Lease; however, possession of the Buildings themselves shall be treated as delivered upon (and only upon) the date on which Landlord or its architect or engineer shall give Tenant notice that the work of the Landlord ("Landlord's Work") to be performed in the Buildings, as described in Exhibit B to this Lease, has been substantially completed. For purposes of determining the Commencement Date only, the Premises (including the Buildings) shall be treated as delivered upon the first to occur of:

     (i) the date on which Landlord or Landlord's architect or engineer gives notice of the substantial completion of Landlord's Work as aforesaid; or

     (ii) the date on which Tenant takes occupancy of the Buildings.

     The Tenant is fully aware of the present condition of the Premises and, except as may be otherwise expressly set forth herein, agrees to take the same on a strictly "as is" basis.

     "Tenant's Plans" shall consist of the plans and specifications, prepared at Tenant's sole cost and expense, as approved by Landlord, for the initial alterations and improvements to be constructed in the Premises by Tenant in accordance with Exhibit B ("Tenant's Work"). Without limiting Landlord's rights to refuse to approve Tenant's Plans, Landlord shall have the right to disapprove Tenant's Plans if the same disclose work, materials or equipment which will unduly delay completion of Landlord's Work. Consistent with the foregoing and all applicable provisions of this Lease, Landlord shall not unreasonably withhold or delay its approval of Tenant's Plans.

     Landlord shall permit Tenant access (at Tenant's sole risk) for purposes of performing Tenant's Work and installing equipment and furnishings in the Buildings prior to Tenant's taking possession of the Buildings if it can be done without interference with Landlord's Work in the Buildings and in harmony with Landlord's contractors and subcontractors, including, without limitation, in accordance with any labor agreements Landlord's contractors or subcontractors may be parties to.

     If despite Landlord's good faith, reasonable efforts to substantially complete Landlord's Work, Landlord's Work shall not have been substantially completed on or before June 1, 1995, and the Commencement Date has not then occurred, then, at the election of either party by notice thereof to the other given before such substantial completion, this Lease shall thereupon terminate without further recourse to the parties hereto and such shall be Tenant's sole remedy at law or in equity for Landlord's failure to deliver the Premises.

     In any event, Tenant shall complete Tenant's Work, including installation of all leasehold improvements and other initial alterations and personal property necessary or proper for the Tenant's operations in the Premises as soon as reasonably possible (subject only to force majeure delays beyond the reasonable control of Tenant) following the Delivery Date.

6.2 REPAIRS AND CONDITION OF PREMISES. Subject to temporary conditions beyond Tenant's control resulting from casualty or taking (provision for which is made elsewhere in this Lease), Tenant will keep the Premises (and every part thereof) and the sidewalks, curbs, roadways, parking areas, landscaped areas and all facilities and areas comprising the Premises in safe and good order and first-class tenantable condition, in compliance with applicable law and the terms of the insurance policies required under Article IX, and will make all necessary or appropriate repairs, replacements, renewals and betterments thereof, interior and exterior, structural and non-structural, ordinary and extraordinary, and foreseen and unforeseen, all in accordance with then applicable standards and practices of sophisticated real estate owners and operators,  and shall  surrender  the  Premises at the end of the term,  in such condition. Without limitation, Tenant shall comply (and cause the Premises to comply) and maintain and use the Premises in accordance with all applicable laws, ordinances, governmental rules and regulations, now or hereafter enacted, directions and orders of officers of governmental agencies having jurisdiction and in accordance with the requirements of Landlord's and Tenant's insurers, and shall, at Tenant's own expense, obtain and maintain in effect all permits, licenses and the like required by applicable law. Tenant shall so comply (and cause the Premises so to comply) whether or not such laws, ordinances, regulations or requirements shall necessitate structural changes, improvements, interference with use and enjoyment of the land or the improvements, replacements, or repairs, extraordinary as well as ordinary. However, Tenant may, so long as there is no resulting adverse effect upon Landlord or its interests in the Premises, defer compliance with any particular such law, ordinance, regulation or requirement to the extent other operators of similar commercial properties in Eastern Massachusetts generally then are deferring compliance therewith and as long as Tenant in good faith contests the lawfulness and/or the applicability of the same to the Premises. Tenant shall not permit or commit any waste. All repairs, replacements and renewals shall be at least equal in quality and class to the improvements as they exist as of the commencement of the Term (and as improved as of the Commencement Date). The Tenant waives any right created by any law now or hereafter in force to make repairs to the Premises at Landlord's expense. Tenant shall keep (or cause to be kept) the improvements fully and adequately furnished with all equipment, fixtures and articles of personal property necessary for the operation of the Premises for the purposes herein permitted. Tenant will keep all sidewalks and areas safe and free and clear from rubbish, ice and snow and free from any encumbrance or obstruction.

     It is specifically understood and agreed that Landlord shall have no obligation whatsoever to maintain or repair any portion of the Premises at any time throughout the term of this Lease.

     If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason thereof. If Landlord makes or causes such repairs to be made or endeavors so to do, Tenant agrees that Tenant will forthwith, on demand, pay to Landlord the cost thereof, and if Tenant shall default in such payment, Landlord shall have the remedies provided for the nonpayment of rent or other charges payable hereunder.

6.3 SURRENDER. On the last day of the Term of this Lease or upon any termination of this Lease for default or for any other reason, Tenant shall surrender the Lot and the improvements comprising the Premises to the possession and use of Landlord, without delay and in first class, tenantable order, condition and repair (subject only to reasonable wear and tear, and to any casualty or taking for which provision is made in Article XI hereof, with respect to the improvements), free and clear of all tenancies and occupancies, and free and clear of all liens and encumbrances other than those existing on the date of this Lease and those, if any, created by Landlord, or with Landlord's consent, without any payment or allowance whatever by Landlord. All equipment, trade fixtures, or personal property of Tenant or of any subtenant left on the Premises at the time of such surrender shall be deemed to have been abandoned by Tenant or by such subtenant. There shall be a prompt monetary adjustment between Landlord and Tenant with respect to real estate taxes to be accomplished in the usual and established manner.

     Although Tenant shall, during the term of this Lease, but no longer, have a leasehold interest in the Lot and improvements comprising the Premises, it is agreed that upon any termination of this Lease, whether by expiration of the term hereof or by reason of casualty, condemnation, or default, or for all of Tenant's right, title and interest in the Lot and improvements shall cease and terminate and title thereto shall automatically vest in Landlord absolutely free of any leasehold and any liens permitted or suffered by Tenant. No further deed or other instrument shall be necessary to confirm such vesting in Landlord. However, upon any termination of this Lease, Tenant, upon request of Landlord, shall execute, acknowledge and deliver to Landlord, an appropriate instrument(s) confirming that all of Tenant's right, title and interest in the Lot and improvements has expired and that title to the improvements has vested in Landlord free of any leasehold and any liens permitted or suffered by Tenant.

     Title to all personal property comprising improvements on the Lot (other than the Tenant's aforesaid equipment, trade fixtures, furniture and other personal property which is removable by Tenant pursuant to the provisions of
Section 4.2 above and which has been removed by the date of the expiration or any earlier termination of this Lease) shall automatically vest in Landlord upon any termination of this Lease and possession thereof shall be surrendered by Tenant to Landlord free of any leasehold and any liens permitted or suffered by Tenant. No further bill of sale shall be necessary to confirm vesting in Landlord of title to such personal property. However, promptly after any termination of this Lease, Tenant, upon request of Landlord, shall execute, acknowledge and deliver to Landlord a bill of sale confirming that all of Tenant's right, title and interest in such personal property has vested in Landlord.

ARTICLE VII

UTILITIES AND SERVICES

7.1 PAYMENT OF UTILITY CHARGES. With respect to electricity for lighting and equipment in the Premises, Tenant agrees to pay all bills therefor promptly to the utility company furnishing the same and, if requested by Landlord, provide Landlord with evidence of such payment. Moreover, Tenant agrees to pay or cause to be paid all charges not only for electricity but also for gas, water, sewer, heat, power, steam, air-conditioning, telephone or other communication service or other utility or service used, rendered or supplied to, upon or in connection with the Premises (land or improvements) throughout the Term, and to indemnify Landlord and save it harmless against any liability or damages on such account. Tenant shall also, at its sole cost and expense, procure or cause to be procured any and all necessary permits, licenses or other authorizations required for the lawful and proper installation and maintenance thereon and therein of wires, pipes, conduits, tubes and other equipment and appliances for use in supplying any such service thereto.

7.2 SERVICES. Tenant expressly agrees that Landlord is not, nor shall it be, required to furnish to Tenant or any occupant of the Premises during the Term, any water, sewer, gas, heat, electricity, light, power, steam, air-conditioning, or any other facilities, equipment, labor, materials or services of any kind whatsoever.

ARTICLE VIII

REAL ESTATE TAXES AND OTHER EXPENSES

8.1 TENANT TO PAY ALL TAXES. For and with respect to the entire Term of this Lease, Tenant will, at its sole cost and expense, pay and discharge, on or before the last day upon which the same may be paid without interest or penalty for the late payment thereof, all taxes, assessments, sewer rents, water rents and charges, duties, impositions, license and permit fees, charges for public utilities of any kind, payments and other charges of every kind and nature whatsoever, ordinary or extraordinary, foreseen or unforeseen, general or special (all of which are hereinafter sometimes collectively referred to as "Taxes" or "Impositions"), which shall, pursuant to present or future law or otherwise, prior to or during the Term hereby granted have been or be levied or assessed upon the Premises or any part thereof, or the rents and sums received by Landlord hereunder (in lieu of the aforesaid Impositions or additions thereto). The parties agree that the rents reserved herein shall be received and enjoyed by Landlord as a net sum, free from all of such Impositions, except income taxes assessed against Landlord, transfer stamp tax, or estate, succession, or similar taxes; provided, however, that if at any time during the term of the Lease the then prevailing method of taxation or assessment shall be changed so that the whole or any part of the Impositions theretofore payable by Tenant, as above provided, shall instead be levied or assessed upon the rents received by Landlord from the Premises, or shall otherwise be imposed against Landlord in the form of a franchise tax or otherwise, then Tenant shall pay all such levies and assessments or substituted charges on or before the last day upon which the same may be paid without interest or penalty for the late payment thereof.

     Landlord agrees to notify the taxing authorities that bills for real estate taxes and other Impositions are to be sent directly to Tenant (or, if required, to Landlord but in care of Tenant) at Tenant's notice address set forth in this Lease. Tenant shall promptly remit a copy of each such bill sent to it to Landlord upon receipt thereof by Tenant and, together therewith (or promptly thereafter, but no later than the date on which such bill, if not paid, would be delinquent), Tenant shall remit evidence of payment of such bill to Landlord. If, with respect to any particular bills for Impositions, it is not possible to arrange for the same to be furnished directly to Tenant, Landlord shall remit a copy of each such bill to Tenant on or before ten (10) business days following the receipt thereof by Landlord such that there shall be no interest or penalty for late payment imposed on account of Landlord's delay in so remitting such bill to Tenant.

     If any such assessments for road, sewer, utility or other local improvements are payable as so-called betterments or the like, in installments, Landlord agrees that Tenant may elect to pay the same over the longest appropriate period available by law for the payment of the same without thereby incurring any penalties, it being understood that Tenant shall only be required to pay such installments or the portions thereof payable during or otherwise allocable to periods within the Term of this Lease. However, with respect to any such assessment resulting from any improvement made or consented to by Tenant, Tenant shall first obtain Landlord's prior approval thereof (which approval shall not unreasonably be withheld or delayed) if one or more of such installments are to be paid or allocable to periods following the expiration or earlier termination of the Term of this Lease, failing which, notwithstanding the provisions of the preceding sentence, Tenant shall be responsible to pay for the entire such assessment, including any then outstanding such installments, even if and to the extent the same would be payable or allocable to a period after the expiration or earlier termination of the Term of this Lease. Landlord agrees not unreasonably to withhold its approval to any such improvement and resulting assessment if such improvement shall reasonably be expected to benefit the Premises and Landlord subsequent to the expiration of the Term of this Lease; and Landlord further agrees reasonably to cooperate with Tenant, subject to the foregoing and without thereby being required to incur any cost or any liability, in any permit application relative to improvements which have been approved by Landlord as aforesaid if such application requires Landlord's signature.

     Tenant shall pay all interest and penalties imposed upon the late payment of any Impositions which it is obligated to pay hereunder; provided, however, with respect to any particular bills for Impositions which, as aforesaid, cannot be directed to Tenant but must be remitted by Landlord to Tenant, if Landlord does not so remit a copy of such bill to Tenant on or before ten (10) business days following the receipt thereof by Landlord and on account of Landlord's delay in so remitting such bill to Tenant any interest or penalty for late payment of such bill is imposed and paid by Tenant, then Tenant promptly shall notify Landlord thereof and Landlord promptly shall reimburse Tenant the amount of such resulting interest or penalty so paid by Tenant (and moreover, although Landlord is not hereby accepting any further responsibility beyond the foregoing, Landlord shall endeavor so to remit a copy of any such bill to Tenant as soon as Landlord is aware of its receipt thereof, especially if the authority to which such Imposition is payable has remitted its billing tardily). Impositions shall be apportioned between Tenant and Landlord as of the dates of the commencement and expiration or earlier termination of the Term of this Lease (except to the extent that the Tenant is responsible with respect to any period following the expiration of the Term in accordance with the provisions of the preceding paragraph).

     If Tenant shall fail to pay any Imposition on or before the last day upon which the same may be paid without interest or penalties, then Landlord may notify Tenant thereof and if such failure continues for ten (10) business days thereafter then Landlord may pay the same, together with all interest and penalties lawfully imposed upon the late payment thereof, and the amounts so paid shall thereupon become immediately due and payable by Tenant to Landlord hereunder.

     Tenant at Tenant's own cost and expense may, in good faith, contest the validity or amount of any Imposition, in which event Tenant may if and to the extent permitted by applicable law defer the payment thereof for such period (except as set forth below) as such contest shall be actively and diligently prosecuted and shall be pending undetermined, upon the conditions, however, that in the event of each such deferment of payment by Tenant:

     (a) no provision of this Lease shall be construed so as to permit Tenant or require Landlord to allow any such items so contested or intended to be contested to remain unpaid for such length of time as shall permit the land or the improvements, or the lien thereon created by such item to be contested, to be sold by federal, state, county or municipal authority for the nonpayment thereof;

     (b) deferral of payment and the contesting of the Imposition will not subject Landlord to any criminal prosecution; and

     (c) Tenant shall indemnify and hold Landlord harmless from and against any loss, cost, damage, liability, interest, attorneys' fees and other expenses arising out of such deferral of payment and contesting of the Imposition.

     In connection with any such contest of the validity or amount of an Imposition, as aforesaid, Landlord agrees reasonably to cooperate with Tenant, subject to and in accordance with all of the foregoing and all other applicable provisions of this Lease and further subject to the condition that Landlord shall not thereby incur any liability or any cost or expense, with respect to the filing of any applications or like papers which are required to be signed by Landlord and cannot otherwise be properly processed.

8.2 TENANT TO PAY ALL OPERATING EXPENSES. For and with respect to the entire Term of this Lease, Tenant will, at its sole cost and expense, pay and discharge as and when the same become due and payable all costs and expenses relating to operating the Premises including, without limitation, operating Tenant's business therein. As set forth elsewhere in this Lease, without limitation, Tenant shall pay all impositions, all charges for utilities and services, all insurance premiums and related costs, and all costs and expenses incurred in connection with repair, replacement, restoration and maintenance of the Premises and each and every part thereof. The foregoing obligations shall apply throughout the entire Lease Term from and after the Commencement Date (as herein defined); and, for and with respect to the period from the commencement of the Term hereof upon the execution and delivery of this Lease and up to the said Commencement Date, while Tenant shall not be required to pay any Fixed Rent or Impositions, during said period Tenant shall procure and maintain the insurance required pursuant to the provisions of this Lease and be responsible to pay for all utilities consumed and make and pay for all required repairs and maintenance work performed except for those items comprising Landlord's Work to be performed prior to the Commencement Date in accordance with the provisions of this Lease, including Exhibit "B", and without derogating from the obligation of the Landlord to make the Landlord's Inducement Payment to the Tenant subject to and in accordance with the provisions of Section 13.26 of this Lease.

     Notwithstanding the foregoing, however, if Tenant otherwise reasonably would be required in accordance with the foregoing and all other applicable provisions of this Lease, to obtain the Landlord's approval of and to make a particular, large capital replacement (i.e., costing more than $50,000) (1993 Dollars), during the last one and one half (1-1/2) years of the Term of this Lease set forth in Section 1.2 above (and which replacement was not reasonably required to be made theretofore), and if in accordance with good and accepted maintenance and repair standards in the U.S. commercial real estate industry for the item in question there is an appropriate and adequate, non-capital repair that can be made by the Tenant in lieu of such replacement, then and in such event the Tenant shall not be required to make such capital replacement but in lieu thereof Landlord shall approve that Tenant may make such repair.

ARTICLE IX

INDEMNITY AND WAIVER; INSURANCE

9.1 TENANT'S INDEMNITY AND WAIVER. Except if and to the extent otherwise required by applicable statutory provisions (i.e., M.G.L. Chapter 186, Section
15) or the express provisions of this Lease, Tenant agrees that Landlord shall not be liable for any injury or damage to any property or to any person happening on, in or about the Premises, or for any injury or damage to the Premises, or to any property by reason of any defect in the Premises, or which may result from steam, gas, electricity, water, rain or sewer, or any defect in any engines, boilers, elevators, escalators, machinery, electric wiring or fixtures, or for any failure or defect of water, heat, electric light or power supply or for any kind of injury or damage which may arise from any other cause whatsoever on the Premises, including defects in construction, latent or otherwise.

     Except if and to the extent otherwise required by applicable statutory provisions (as aforesaid) or the express provisions of this Lease, from and after the commencement of the Term of this Lease the Tenant agrees to indemnify and save Landlord harmless from and against any and all liability, loss, damages or expense, (including reasonable attorneys' fees, as aforesaid), arising from claims of any kind and nature in connection with possession, use or operation of the Lot, the Buildings and other improvements, and all of the appurtenances to the Premises by the Tenant or any other person, or arising out of Tenant's failure timely to perform each term, covenant, condition and agreement provided in this Lease to be performed by Tenant. Tenant at Tenant's sole cost and expense will defend by counsel selected or approved by Landlord (such approval not unreasonably to be withheld with respect to counsel proposed by Tenant's institutional liability insurance carrier), any and all suits that may be brought, and claims which may be made, against Landlord upon any such liability or claim.

     All indemnities given either by Tenant or by Landlord under this Lease to the other (the "Indemnified Party") shall exclude indemnification for the Indemnified Party's negligence or willful misconduct. Further, where an indemnity requires defense with attorneys acceptable to the Indemnified Party, the Indemnified Party shall endeavor to use common counsel except where attorney conflict rules prohibit the same.

     All of the foregoing provisions of this Section shall survive for a period of six (6) years following the expiration or other termination of the Term of this Lease.

9.2 INSURANCE. Tenant shall, at Tenant's own cost and expense, provide and keep in force throughout the Lease Term:

     (a) broad form comprehensive general liability insurance (without any so-called employee exclusion or the like, and, without limitation, including insurance against liability contractually assumed under the provisions of this Lease) insuring against elevator and escalator (if there be any in the Premises) as well as boiler risks and any and all liability occasioned by negligence, occurrence, accident or disaster in or about the Lot or the improvements comprising the Premises or the streets or sidewalks adjacent thereto or the appurtenances thereto. The limits of such coverage shall be at least $3,000,000 (1993 Dollars) combined single limit per occurrence in or about the Premises, or such higher limits as may be requested by Landlord (or its mortgagee) consistent with then applicable standards and practices of sophisticated owners and operators of comparable commercial real estate developments;

     (b) All Risk Insurance with Differences in Conditions Endorsement, Agreed Amount Endorsement and Replacement Cost Endorsement, insuring the Buildings and other improvements comprising the Premises against loss or damage from all insurable risks, casualties and hazards as Landlord may from time to time specify consistent with then applicable standards and practices of sophisticated owners and operators of comparable real estate developments, including, if so consistent (and if applicable), boiler and machinery peril insurance, flood insurance (if the property is in an area which is considered a flood risk area by the U. S. Department of Housing and Urban Development) and war risk insurance (when available). Full replacement cost, for the purposes hereof, shall be determined, at Landlord's request not more frequently than at three (3) year intervals, by one or more of the insurers, or by an architect, contractor, appraiser or appraisal company selected by Tenant and acceptable to Landlord;

     (c)  business interruption and rental value insurance; and

     (d)  workers' compensation and employers' liability insurance.

     Such insurance shall cover such insurable risks as Landlord may from time to time specify and which are insured against by owners of comparable improvements in an amount to be designated by Landlord from time to time during the term of this Lease, consistent with then applicable standards and practices of sophisticated owners and operators of comparable real estate developments. The amount of such rental insurance to be carried hereunder shall include an agreed amount endorsement on an All Risk basis for an amount not less than 100% of the anticipated annual rental including Fixed Rent and all other charges payable hereunder. The amount of the rent insurance shall be adjusted annually with an Agreed Amount Endorsement.

     All such policies must be written by a company or companies having a Best's rating of at least AX, licensed in the Commonwealth of Massachusetts.

     Certificates of insurance for all such policies of insurance, together with a receipt and certified statement from an executive officer of Tenant that the premiums thereon have been paid, shall be delivered to, and left in the possession of, Landlord. Such insurance shall be noncancellable without thirty
(30) days written notice to Landlord, and shall provide that the same may not be amended or terminated without Landlord's written consent not unreasonably to be withheld. Certified copies of such insurance policies shall be furnished to Landlord upon Landlord's written request therefor. Tenant shall be permitted, in place of separate policies, to procure blanket policies of insurance also covering other property of Tenant provided that: (i) any and all such blanket policies expressly shall allocate to the Premises not less than the amount of insurance required under the provisions of this Lease to be maintained by Tenant (and separately state the amount of such coverage); (ii) any and all such blanket policies shall afford the same scope and limits of coverage as if Tenant had carried a separate insurance policy or policies meeting the requirements of this Lease for such coverage, so that Landlord and its mortgagees (if any) shall be given no less protection than that which would be afforded by such separate policy or policies; and (iii) any and all such blanket policies shall not affect any of the other terms or provisions of this Lease with respect to the rights and obligations of Landlord and Tenant (and their mortgagees, if any, as their interests may appear), all of which shall be enforced and applicable as though Tenant had carried a separate policy or policies meeting the requirements of this Lease and had not carried such blanket insurance.

     All such policies of insurance shall waive any rights of subrogation or otherwise against Landlord and against Tenant, notwithstanding any negligent act or failure to act by Landlord or Tenant or their respective agents and employees. Tenant shall pay the expense of any additional premium which the insurer may charge for such waiver (which may be effected, if possible, by naming such parties as insureds as required hereinbelow).

     All such policies shall name as insured Landlord, Tenant and any mortgagee (of which Landlord has notified Tenant) or leasehold mortgagee, as their interests may appear, shall include a mortgagee clause in standard form if and whenever there is such a mortgage, and shall provide that the loss, if any, shall be payable to the Depositary referred to hereinbelow.

     Provided that no default by Tenant under this Lease has occurred and is continuing, all hazard insurance proceeds received by the Depositary (other than rent insurance proceeds for which provision is made in Article XI, as well as any additional business interruption insurance being carried by Tenant) shall be made available by the

Depositary, for application to the cost of demolition, restoration, repair, replacement and rebuilding of the damage which occasioned the payment of such proceeds.

     If Tenant shall fail to provide the insurance or evidence of insurance required herein, Landlord may notify Tenant that Landlord intends to obtain such policies and Landlord may immediately then obtain such policies as the agent of Tenant (in which case Landlord shall promptly notify Tenant if and when it has, in fact, so obtained any such policies), running for a period not exceeding three (3) years under any one policy; and the amount of the premium or premiums paid for such insurance by Landlord shall be paid by Tenant to Landlord upon demand; and Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force general liability policies as aforesaid, to the amount of the insurance premium or premiums not paid or incurred by Tenant which would have been payable upon such insurance, but shall also be entitled to recover as damages for such breach, the uninsured amount of any loss, liability, damage, claims, costs and expenses of suit (including attorneys' fees), judgments and interest, and reasonable attorneys' fees suffered or incurred by Landlord.

     Tenant shall comply with the terms of all insurance policies required to be provided by it under this Lease.

     Upon any termination of this Lease all right, title and interest of Tenant in any insurance policies required hereunder, including any premiums for such policies, are hereby assigned to Landlord; but the foregoing shall not preclude Tenant from recovering any casualty insurance proceeds to which Tenant is entitled hereunder for any repair and restoration work theretofore done and paid for by Tenant. Regarding any such casualty insurance, however: (i) Tenant will give Landlord advance notice (reminding it that Tenant was carrying such insurance but will no longer be doing so upon termination of this Lease) and reasonable opportunity to place its own primary casualty insurance policy coverage in force and effect covering the Premises for the period following the termination of this Lease; and (ii) any casualty insurance premiums relating to the policy which Tenant had been carrying hereunder with respect to the Premises, if agreed to be assigned to Landlord by Tenant, Landlord and the insurance carrier, shall be appropriately prorated.

     Tenant shall, promptly upon learning thereof, notify Landlord of any and all liability claims affecting or relating to the Premises which claims are predicated upon occurrences prior to the commencement of the Term of this Lease; and Tenant shall keep Landlord fully and timely informed and promptly when available send Landlord all relevant data and materials relating to any and all such claims affecting or relating to the Premises.

ARTICLE X

LANDLORD'S ACCESS TO PREMISES

10.1 LANDLORD'S RIGHT OF ACCESS. Landlord shall have the right to enter the Premises at all reasonable business hours (and, in emergencies, after normal business hours) for the purpose of inspecting or making repairs to the same, and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees or purchasers of any part of the Building. For a period of one (1) year prior to the expiration of the Lease Term, Landlord may have reasonable access to the Premises at all reasonable hours for the purpose of exhibiting the same to prospective tenants, and may post suitable notice on the Premises advertising the same for rent.

ARTICLE XI

FIRE, EMINENT DOMAIN, ETC.

11.1 FIRE AND OTHER CASUALTY.

     A. Restoration Following Destruction. If any portion of the improvements on the Premises or any appurtenance thereto shall be damaged or destroyed by fire or other casualty, then, whether or not such damage or destruction shall have been insured, Tenant shall give prompt written notice thereof to Landlord and shall proceed with reasonable diligence to repair or rebuild such improvements at its sole cost and expense to substantially the condition in which such improvements were in at the time of such damage or destruction (consistent, however, with zoning laws and building codes then in existence). Tenant shall not be required to commence restoration until such time as it shall have received insurance proceeds for such fire or other casualty, except that if such proceeds shall not have been received within ninety (90) days of the date of such fire or other casualty then Tenant agrees promptly to commence and diligently pursue such restoration. However, if Tenant requests a further extension of such 90-day period to commence such restoration for a period not to exceed an additional ninety (90) days, Landlord agrees not unreasonably to withhold its consent provided Tenant is proceeding with due diligence to recover such insurance proceeds as soon as possible during such extension period.

     Any repair or rebuilding following either a total or a partial destruction shall be performed pursuant to the provisions of Section 11.3 below, and, if there are insurance proceeds resulting from such damage or destruction, Tenant shall be entitled to such proceeds in the manner provided in said Section 11.3. If at any time Tenant shall fail to prosecute such work of repair or rebuilding with diligence and promptness, then Landlord may give to Tenant written notice of such failure and if such failure continues for thirty (30) days thereafter, then Landlord, in addition to all other rights which it may have, may enter upon the Premises, provide labor and/or materials, cause the performance of any contract and/or take such other action as it may reasonably deem advisable to prosecute such work. Landlord shall be entitled to reimbursement for its reasonable costs and expenses from any insurance proceeds and any other moneys held by the Depositary for application to the cost of such work, subject to and in accordance with the provisions of Section 11.3.B hereof. All reasonable costs and expenses incurred by Landlord in carrying out such work for which it is not reimbursed by the Depositary, shall be paid by Tenant within ten (10) days following demand therefor, which demand may be made by Landlord periodically as such costs and expenses are incurred, in addition to any damages to which Landlord may be entitled hereunder.

     All  insurance  proceeds  shall be paid to the  Depositary  provided for in
Section 11.4 below.

     B. Tenant Obligations Following Destruction. Rent shall not abate because of any damage to or destruction of the improvements on the Premises, or to the appurtenances thereto.
Tenant shall continue to perform all of its obligations hereunder, notwithstanding any such damage or destruction.

     Any rent insurance proceeds received by the Depositary by reason of such damage or destruction shall be applied by it to the payment of the rent and all other charges provided in this Lease and to premiums for any insurance required to be maintained by Tenant under this Lease. However, such payment shall not relieve Tenant of its obligations to pay punctually all such rent and other charges should rent insurance proceeds held by the Depositary be insufficient to pay the same or if for any reason such rent insurance proceeds are not actually applied by a Depositary to the payment of such amounts. In the event that there shall be excess insurance proceeds after the repair and restoration of all improvements is completed in accordance with the provisions hereof to substantially their condition at the time of the damage or destruction in question, then unless this Lease is terminated pursuant to the following provisions of this Section 11.1, after the repair and restoration of all improvements is completed in accordance with the provisions hereof to substantially their condition at the time of the damage or destruction in question, any such excess insurance proceeds shall be paid promptly to Tenant; provided, however, that in the event there shall be any such excess insurance proceeds by reason of the fact that Tenant is precluded from making repairs and/or rebuilding any such improvements to substantially their prior condition by operation of law (such as zoning changes, etc.), then repair and restoration shall be completed in accordance with all applicable provisions of this Lease and thereupon any remaining such excess insurance proceeds, to the extent of any diminution in the value of the improvements or the Premises as so repaired and restored from the value thereof prior to such casualty, promptly shall be paid to Landlord, and any balance of such excess insurance proceeds promptly shall be paid to Tenant.

     C. Tenant's Option to Terminate. Notwithstanding anything to the contrary contained herein, if during the last two (2) years of the Term of this Lease, provided (i) more than 50% of the improvements shall be destroyed by fire or other casualty (it being agreed that if, for the purposes hereof, a determination is required to be made of the percentage value to repair and restore the improvements so destroyed, such appraisal shall be made by an experienced insurance appraiser selected by the company insuring the casualty in question, and reasonably satisfactory to Landlord and Tenant), (ii) Tenant has provided insurance coverage as required in this Lease, (iii) the proceeds thereof are made available by the applicable insurance carrier; and (iv) Tenant notifies Landlord of its election within 30 days of such destruction; Tenant shall have the option: (a) to repair and restore the improvements as provided above, or (b) to terminate this Lease effective and further conditioned as follows:

          1. All proceeds of property damage insurance and any self-insured amounts (including, without limitation, any applicable deductible amount) shall be paid to Landlord (or the holder(s) of Landlord's mortgage(s) as applicable);

          2. Tenant shall, at its expense, confirm and deliver possession and title back to Landlord within 60 days after the destruction occurs, free and clear of any and all liens and encumbrances except (i) those liens and encumbrances in effect on the commencement of the Term; (ii) this Lease; (iii) any easement, right of way or other agreement not constituting a lien which Landlord shall have approved and entered into during the Term of this Lease;
(iv) any encumbrances (excluding, in any event, any leasehold mortgage placed on Tenant's leasehold interest hereunder) which Landlord shall have expressly in writing approved and authorized to continue beyond the Term of this Lease; and
(v) the lien of taxes and betterments (if any) on the Premises which are not yet due and payable;

          3. Within said 60-day period, Tenant shall surrender to Landlord possession of the Premises and shall pay (i) to Landlord, any unpaid rent accruing to the date of said surrender, and (ii) all other amounts required of Tenant under this Lease, whether paid to Landlord or otherwise, adjusted through the date of surrender; and

          4.   Thereupon, but not before, this Lease shall terminate.

     D.  Landlord's  Option to  Terminate.  Notwithstanding  the  provisions  of
Section 11.1.C. above, in the event that: (i) Tenant would have the right to terminate this Lease in accordance with the provisions of Section 11.1.C. above but elects not to do so, and (ii) there would then be remaining less than two
(2) years of the Term of this Lease - then and in that event, Landlord shall have the right to terminate this Lease by giving written notice to Tenant of its election so to do within thirty (30) days after Landlord has received Tenant's notice that Tenant elects to rebuild and restore. If this Lease is so terminated, all proceeds of property damage insurance not previously paid for any partial repair and restoration theretofore completed (including proceeds specifically allocable to any building components and systems, but excluding the same as specifically allocable to any of

Tenant's trade fixtures and other personal property) shall be paid to Landlord as set forth in paragraph 1 of said Section 11.1.C.

11.2 CONDEMNATION.

     A. Entire Condemnation. If during the term of this lease all or substantially all of the Lot and the improvements thereon shall be taken in the exercise of the power of eminent domain or by private purchase in lieu thereof, then this Lease shall terminate on the date of vesting of title in the taking authority and any prepaid rent shall be apportioned as of said date.

     Landlord shall have and hereby reserves and accepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building, the Lot, and this Leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, as aforesaid, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord all rights to all awards for such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any Tenant's usual trade fixtures installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

     B. Partial Condemnation. If less than all or substantially all of the Lot and the improvements shall be taken in the exercise of the power of eminent domain or by private purchase in lieu thereof, then this Lease shall continue in full force and effect and Tenant shall proceed with reasonable diligence to carry out any necessary repair and restoration, so that the remaining improvements and appurtenances shall constitute complete structural units which can be operated on an economically feasible basis under the provisions of this Lease. Tenant shall not be required to commence restoration until such time as it shall have received the condemnation award for such taking, except that if such award shall not have been received within ninety (90) days of the date of such taking then Tenant agrees to commence and diligently pursue such restoration. If Tenant requests a further extension of said 90-day period not to exceed an additional ninety (90) days Landlord agrees not unreasonably to withhold its consent provided Tenant is proceeding with due diligence to recover such award as soon as possible during such extension period. All of such repair and restoration shall be carried out by Tenant in accordance with the provisions of Section 11.3 hereof, and if the Depositary shall hold any condemnation award(s) which are to be applied to the cost of such repair or restoration, then Tenant shall be entitled to said award(s) to the extent and at the time(s) provided in said Section 11.3. If Tenant shall fail to prosecute such repair or restoration with diligence and promptness, then Landlord may give to Tenant written notice of such failure. If such failure continues for thirty (30) days after such notice, then Landlord, in addition to all other rights which it may have, may enter upon the land and/or the improvements, provide labor and/or materials, cause the performance of any contract and/or take such other action as it may reasonably deem advisable to complete such work. Landlord shall be entitled to reimbursement for its reasonable costs and expenses from any condemnation award(s) and any other monies held by the Depositary for application to the cost of such work, subject to and in accordance with the provisions of Section 11.3.B. hereof. All reasonable costs and expenses incurred by Landlord in carrying out such work for which it is not reimbursed by the Depositary, shall be paid by Tenant within ten (10) days following demand therefor, which demand may be made by Landlord periodically as such costs and expenses are incurred, in addition to any damages to which Landlord may be entitled hereunder.

     The entire award or awards for any such partial taking shall be paid to the Depositary, and the Depositary shall advance funds for the restoration in accordance with the provisions of Section 11.3 hereof. If, after all of the work has been completed in accordance with said Section 11.3, the Depositary shall hold any additional funds, such funds shall belong to the Landlord and the Depositary shall pay out such funds promptly to the Landlord.

     C. Arbitration. As used in this Lease, a taking of less than substantially all of the Premises shall mean a taking of such portion as leaves remaining a balance which may be economically operated for the purpose for which the Premises was operated prior to such taking. If there shall be a taking, Landlord and Tenant will attempt in good faith (through their own efforts and resources, or with the guidance of a single professional appraiser or other qualified "neutral" hired by them both for such purpose and whose fee shall be split equally between them) to reach agreement whether or not the particular taking constitutes the taking of all or substantially all of the Premises. However, in the event the parties are unable so to agree as to whether any particular taking constitutes a taking of all or substantially all, or a taking of less than substantially all, of the Premises, either party may submit the matter to binding arbitration in Boston, Massachusetts, by giving written notice to that effect to the other party and shall in such notice appoint an arbitrator on its behalf. Within twenty (20) days thereafter, the other party shall by written notice to the first party appoint a second arbitrator on its behalf, and the two arbitrators so appointed shall appoint a third arbitrator, and the three arbitrators shall determine the matter in dispute by majority action and in accordance with The Center for Public Resources ("CPR") Rules for Non-Administered Arbitration of Business Disputes. If the second party shall fail to appoint the second arbitrator or if the two arbitrators fail within thirty (30) days after the appointment of the second arbitrator to appoint a third arbitrator, then either party to this Lease, upon written notice to the other party, may request such appointment by the CPR (or any organization successor thereto), or on its failure, refusal or inability to act, may apply for such appointment to a court of competent jurisdiction in the Commonwealth of Massachusetts. Any third arbitrator shall be immediately confirmed in writing to be acceptable to both the Landlord and Tenant or otherwise shall be selected from the CPR Panels of Distinguished Neutrals. The determination made as above provided shall be conclusive upon the parties and judgment upon the same may be entered in any court having jurisdiction thereof. The arbitrators chosen by the parties shall give written notice to the parties stating their determination, and shall furnish to each party a signed copy of such determination. The decision of the arbitrators shall be a condition precedent to any right of legal action that either party may have against the other with respect to the subject matter of the arbitration. Each party shall pay the fees and expenses of the arbitrator appointed by such party and one-half of the other expenses of the arbitration properly incurred hereunder.

     D. Temporary Taking. If the temporary ("temporary", for the purposes of this Section, meaning a taking having a duration not in excess of two (2) years) use of the whole or any part of the Lot or the improvements thereon or the appurtenances thereto shall be taken, the term of this Lease shall not be affected in any way and Tenant shall continue to pay in full the Fixed Rent and all other sum or sums of money and charges provided in this Lease to be paid by Tenant, and the entire award for such taking shall be paid to the Depositary, to be applied and disposed of as hereafter provided in this Section. Provided there is then no uncurred default by Tenant hereunder, the Depositary shall pay to Tenant that portion of said award paid for use and occupancy of the Premises during any period prior to the expiration of the Term of this Lease and shall pay to Landlord any portion of said award paid for use and occupancy of the Premises following expiration of this Lease Term. If there is any uncurred default by Tenant hereunder, the entire amount of such award shall be paid by the Depositary to Landlord. That portion of such award which represents physical damage to the Premises or the improvements or appurtenances thereto occasioned by such taking shall be held by the Depositary in trust, and used to reimburse Tenant for costs of restoration and repair of the improvements and appurtenances so damaged. Any award paid as compensation for the taking of personal property owned by Tenant, or for moving expenses of Tenant, shall be payable directly to Tenant. Tenant shall perform all of such restoration and repair in accordance with the provisions of Section 11.3 hereof. The foregoing provisions likewise shall be applicable to any temporary appropriation of the use and enjoyment of the Premises having the same effect as such a temporary taking, made by a governmental entity other than the municipal authorities having condemnation powers, and for which an award or other compensation is to be paid. E. Interest. Interest upon any award paid for a taking shall be paid to the Depositary, and shall be remitted by it to those persons entitled to the award upon which such interest shall have been paid in proportion to the respective amounts received by, or applied for the account of, such persons.

     F. Notice of Action. In the event any action is filed to take the Lot or the improvements or Tenant's leasehold estate or any part thereof by any public or quasi-public authority in the exercise of the power of eminent domain or by private purchase in lieu thereof, or in the event that any action is filed to acquire the temporary use of the Lot or the improvements or Tenant's leasehold estate or any part thereof, or in the event that any such action is threatened or any public or quasi-public authority communicates to Landlord or Tenant its desire to acquire the Lot or the improvements or Tenant's leasehold estate or any part thereof, or the temporary use thereof, by a voluntary conveyance or transfer in lieu of condemnation, the Tenant shall give prompt notice thereof to the Landlord. Landlord and Tenant (and the holder(s) of their mortgage(s), as their interests may appear) shall each have the right, at its own cost and expense, to represent its respective interest in each proceeding, negotiation or settlement with respect to any taking or threatened taking and to make all proof of its claims (the parties agreeing to endeavor to maximize the total awards).
 No agreement, settlement, conveyance or transfer to or with the condemning authority shall be made without the consent of Landlord.

11.3 RESTORATION AFTER FIRE OR CONDEMNATION

     A. Initial Requirements. Whenever Tenant shall be required to carry out any restoration or repair, Tenant, prior to the commencement of such work, and thereafter, shall comply with the following requirements.

          1. Tenant shall furnish to Landlord complete plans and specifications for such work which shall be prepared by a registered architect and/or registered professional engineer chosen by Tenant and approved in advance by Landlord, such approval not unreasonably to be withheld or delayed (and such architect and/or engineer being referred to sometimes hereinafter, for convenience, as the "Architect").

          2. Tenant shall furnish to Landlord a budget for such work setting forth Tenant's good faith estimate of the cost of completion of such work. Such budget shall be updated periodically upon request of Landlord.

          3. Tenant, at its sole cost, shall at Landlord's request furnish to Landlord certified or photostatic copies of all permits and approvals required by law, regulation or ordinance in connection with the commencement and conduct of such work.

          4. If the amount of fire insurance proceeds or condemnation award or awards held by the Depositary to be applied to pay for the cost of such work pursuant to this Section shall be less than the Architect's estimate from time to time of the cost of completion of such work, then Tenant shall deposit from time to time, as aforesaid, with the Depositary an additional sum so that the Depositary shall have at all times an amount equal to the estimate of cost of completion of such work.

          5. The Depositary shall not be required to make disbursements to Tenant more often than at thirty (30) day intervals or in interim amounts of less than One Hundred Thousand Dollars ($100,000.00), except for the final disbursement. Tenant shall make written request for each disbursement at least seven (7) days in advance, and shall comply with the following requirements in connection with each such disbursement:

               (a) Tenant shall deliver to the Depositary, at the time of request for a disbursement, a certificate (the "Certificate") of the Architect, dated not more than ten (10) days prior to the application for withdrawal of funds and accompanied by such invoices, receipts, contracts or other evidence of the amount requested, setting forth the following:

                    (i) That the sum then requested to be withdrawn either has been paid by Tenant, or is justly due to persons (whose names and addresses shall be stated) who have furnished services or materials for the work and giving a brief description of such services and materials and stating the progress of the work up to the date of said Certificate;

                    (ii) That the sum then requested to be withdrawn, plus all sums previously withdrawn, does not exceed the cost of the work insofar as actually accomplished up to the date of such Certificate, less any contractor holdbacks;

                    (iii) That all prior disbursements under this Section have been expended solely in payment of costs for the work actually incurred;

                    (iv) That the remainder of the moneys held by the Depositary will be sufficient to pay for the completion of the work in accordance with the estimate thereof;

                    (v) That no part of the cost of the services and materials described in the foregoing paragraph (i) is being made on the basis of the withdrawal of any funds in any pending application; and

                    (vi) That, except for the amount requested, there is no outstanding indebtedness known, after due inquiry, in connection with the work which, if unpaid, might become the basis of a mechanic's or other similar lien upon the Premises, unless Tenant is contesting such indebtedness in good faith and agrees to discharge (by bonding or otherwise) any lien once filed.

               (b) Tenant shall deliver to the Depositary satisfactory evidence that the land and the improvements and all materials and all property described in the Certificate are free and clear of all liens, or encumbrances, except (a) liens or encumbrances, if any, encumbering the land and improvements as of the commencement of the Term of this Lease, (b) this Lease, (c) the Landlord's mortgage(s), (d) any easement, right of way or other agreement not constituting a lien which Landlord shall have approved and entered into during the Term of this Lease, (e) any encumbrance, easement or lien (excluding, in any event, any leasehold mortgage placed upon Tenant's leasehold interest hereunder) which Landlord shall have expressly approved and authorized in writing to continue beyond the Term of this Lease, and (f) liens for taxes and other charges payable by Tenant under this Lease which are not delinquent or the payment of which has been deferred by Tenant in full compliance with the terms of this Lease. The Depositary shall receive a certificate of title from an attorney acceptable to Landlord or a certificate of a title insurance company acceptable to Landlord, dated as of the date of the disbursement confirming the foregoing.

               (c) Tenant shall deliver to the Depositary a survey of the land dated as of a date within ten (10) days prior to the advance) showing no encroachments or extensions over set-back lines. Surveys need not be so updated, however, if a foundation survey is provided and the work being performed does not touch or extend beyond the perimeter of any Building on the Lot and would not affect any facts shown on an existing survey thereof. Notwithstanding the foregoing, if a survey is not available, then Tenant instead may deliver the certificate of a surveyor acceptable to Landlord that there are no encroachments or extensions over set-back lines or that the work being performed does not touch or extend beyond the perimeter of any Building, as aforesaid.

               (d) There shall be no uncurred default by Tenant under the terms of this Lease. At the time of each disbursement, Tenant shall deliver to the Depositary a certificate signed by Tenant, certifying to the fulfillment of the conditions of this clause. The Depositary may rely on said certificate as being accurate unless, prior to the disbursement then being made, the Depositary (where other than Landlord) shall have received a written notice from Landlord, referring to this clause, containing statements contrary to those set forth in said certificate.

          6. Landlord shall receive a copy of each item required to be delivered to the Depositary hereunder which items will be delivered concurrently to Landlord and the Depositary.

          Upon compliance with the foregoing, the Depositary shall pay to the persons named in the Certificate, the respective amounts stated in said Certificate to have been paid by it. Landlord shall have the right, from time to time, to inspect the restoration work. If, after all of said work shall be completed in accordance with the terms of this Lease, there shall be no uncurred default by Tenant under the terms of this Lease and all governmental approvals required shall have been obtained, there are funds held by the Depositary for application to the cost of such work in excess of the amounts withdrawn, then such funds shall be paid out by the Depositary in accordance with the provisions of the Section 11.1 hereof if such funds resulted from fire or other casualty and in accordance with the provisions relating to partial condemnation found in
Section 11.2 hereof if such funds resulted from a condemnation.

     B. Completion by Landlord. If, during the continuation of a default by Tenant of which Tenant has been notified (or otherwise is aware), Landlord shall perform (or enter into a contract for the performance of) any of such work, in accordance with the provisions of Section 11.1 or 11.2 hereof (as the case may be), then Landlord may withdraw funds held by the Depositary for application to the cost thereof. In withdrawing such funds Landlord need not comply with any of the preceding requirements of this Article, but must only comply with the requirements hereafter set forth. Such withdrawals shall be made not more often than at thirty (30) day intervals. At the time of each withdrawal request Landlord shall deliver to the Depositary a certificate from either the Architect or other architect selected by Landlord stating that the sum then requested to be withdrawn either has been paid by Landlord and/or is justly due, to contractors, subcontractors, materialmen, engineers, architects or to other persons (whose names and addresses shall be stated) who have rendered or furnished services or materials for the work, and giving a brief description of such services and materials and the respective amounts so paid or due to each of said persons in respect thereof. Such certificate shall also state that no part of the cost of the services or materials described therein has been or is the basis of a withdrawal of funds in any pending application.

     C. Work of "Minor Nature". If the above-mentioned work shall be of a "minor nature" (as defined below), then the requirements set forth in this Article shall not be applicable, except that Tenant shall provide all permits and approvals required by law or regulation in connection with the commencement and performance of such work. For work of a minor nature Tenant shall be the Depositary and (notwithstanding anything to the contrary contained in the provisions of this Lease) upon the completion of such work and approval thereof by all governmental authorities having jurisdiction, the Depositary (that is, as aforesaid, Tenant, acting in its capacity as such) shall remit to Tenant (or Landlord, if Landlord performed such work), the insurance proceeds and/or condemnation award(s) held by it for application to the cost of such work. If there are funds held for application to the cost of such work in excess of the amounts required, then such funds shall be paid out in accordance with the provisions of Section 11.1 if such funds resulted from fire or other casualty and in accordance with the provisions relating to partial condemnation found in
Section 11.2 hereof if such funds resulted from a condemnation. Such work shall be deemed to be of a minor nature only if in one continuous project the aggregate cost of which is less than One Hundred Thousand Dollars ($100,000) (1993 Dollars).

     D. Survival. As with all other such provisions contained in this Lease (including the Exhibits thereto), to the extent any of the foregoing may be applicable to any time period after the expiration or earlier termination of the Term of this Lease, the provisions in question shall survive.

11.4 Depositary. In any instance when a Depositary is to serve pursuant to the foregoing provisions of this Article XI (or other provisions of this Lease), such Depositary shall be selected by Landlord. The Depositary so selected shall be a bank(s), trust company(ies), insurance company(ies) and/or national title insurance company authorized to do business in the Commonwealth of Massachusetts and have a net worth of $250,000,000 (1993 Dollars) or more. Upon the selection of such Depositary, and acceptance by the Depositary of the provisions of
Section 11.3 and this Section 11.4, Landlord shall give to Tenant written notice thereof.

     Before paying out any moneys pursuant to this Lease, the Depositary may retain free of trust its reasonable fees and expenses for acting as Depositary. In the event there are not sufficient funds held by the Depositary to pay its fees and expenses, Tenant shall pay all such fees and expenses.

     The Depositary shall be obligated to pay interest at competitive rates on any funds held by it. Any interest paid or received on the funds held in trust by it shall be accumulated with such funds. The Depositary shall have no affirmative obligation to ascertain a determination of the amount of, or to effect the collection of, any insurance proceeds or condemnation awards(s), unless it shall have given an express undertaking to do so.

     No contractor or any other person whatsoever, other than Landlord and Tenant (and their respective mortgagees, if any) shall have any interest in or rights to any funds held by the Depositary.

     The Depositary shall not commingle its own funds with funds received pursuant to any of the provisions of this Lease but shall hold such funds in trust for the purposes provided in this Lease. The Depositary shall not be liable or accountable for any action taken or suffered by it or for any disbursement of funds made in good faith. If Landlord and Tenant shall jointly instruct the Depositary with regard to the disbursement of any funds held by it, then it shall disburse said funds in accordance with such instructions, and shall not be liable to anyone for having so disbursed said funds in accordance with such instructions.

     If this Lease is terminated by reason of a default by Tenant hereunder, then, after the expiration of thirty (30) days following the date of such termination, subject to the provisions of the following sentence, the Depositary shall pay over to Landlord free of trust all sums then held by the Depositary pursuant to any of the provisions of this lease. If, however: (i) there shall be a fire or other casualty or a "taking" resulting in the payment to a Depository (other than the Tenant) of the resulting insurance proceeds or condemnation award (as the case may be); (ii) Tenant has expended theretofore in rebuilding and restoring an amount in excess of the amounts reimbursed theretofore to Tenant by the Depositary; and (iii) this Lease is terminated by reason of a default of Tenant prior to such reimbursement - then and in such event, but not otherwise, Tenant shall be entitled to a credit with respect to Landlord's claim for default damages (apart from the Tenant's unfulfilled obligations of rebuilding, which shall not be diminished or otherwise affected) in the amount of the excess as set forth in item (ii) above.

ARTICLE XII

LANDLORD'S REMEDIES

12.1 EVENTS OF DEFAULT. Any one of the following shall be deemed to be an "Event of Default":

     A. Failure on the part of Tenant to pay Fixed Rent, additional rent or other charges for which provision is made herein on or before the date on which the same become due and payable and such failure continues for five (5) days after Landlord has sent to Tenant notice of such default.

     However, if: (i) Landlord shall have sent to Tenant two (2) notices of such default, even though the same shall have been cured and this Lease not terminated; and (ii) during the twelve (12) month period in which said two notices of default have been sent by Landlord to Tenant, Tenant thereafter shall default in any monetary payment - the same shall be deemed to be an Event of Default upon Landlord giving Tenant written notice thereof, without the five (5) day grace period set forth above.

     B. With respect to a non-monetary default under this Lease, failure of Tenant to cure the same within thirty (30) days following notice from Landlord to Tenant of such default (or, if such default shall be of such a nature that the same cannot be cured within said 30-day period but the Tenant shall within said period commence and shall thereafter pursue such cure with due diligence and continuous reasonable efforts, then for such extended period, up to an additional sixty (60) days, as is required in order so to cure such default). Notwithstanding the thirty (30) day (or extended) cure period provided in the preceding sentence, Tenant shall be obligated to commence forthwith and to complete as soon as possible the curing of such default; and if Tenant fails so to do, the same shall be deemed to be an Event of Default.

     C. The commencement of any of the following proceedings, with such proceeding not being dismissed within sixty (60) days after it has begun: (i) the estate hereby created being taken on execution or by other process of law;
(ii) Tenant being judicially  declared  bankrupt or insolvent  according to law;
(iii) an assignment being made of the property of Tenant for the benefit of creditors; (iv) a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer being appointed to take charge of all or any substantial part of Tenant's property by a court of competent jurisdiction; or
(v) a petition being filed for the reorganization of Tenant under any provisions of the Bankruptcy Code now or hereafter enacted.

     D. Tenant filing a petition for reorganization or for rearrangements under any provisions of the Bankruptcy Code now or hereafter enacted, and providing a plan for a debtor to settle, satisfy or to extend the time for the payment of debts.

     E. Execution by Tenant of an instrument purporting to assign Tenant's interest under this Lease or sublet the whole or a portion of the Premises to a third party without Tenant having first obtained Landlord's prior express consent to said assignment or subletting or as otherwise expressly permitted under the provisions of Section 5.2 above.

     F. The Tenant ceasing its manufacturing operations at the Premises (other than for a temporary period-for remodelling or the like, or as a result of a casualty or similar force majeure reason beyond Tenant's control), or the Tenant vacating or abandoning the Premises.

12.2 REMEDIES. Should any Event of Default occur then, notwithstanding any license of any former breach of covenant or waiver of the benefit hereof or consent in a former instance, Landlord lawfully may, in addition to any remedies otherwise available to Landlord, immediately or at any time thereafter, and without demand or notice, enter into and upon the Premises or any part thereof in the name of the whole and repossess the same as of Landlord's former estate, and expel Tenant and those claiming by, through or under it and remove its or their effects (forcibly if necessary) without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant and/or Landlord may send notice to Tenant terminating the Term of this Lease; and upon the first to occur of: (i) entry as aforesaid; or (ii) the fifth (5th) day following the mailing of such notice of termination, the Term of this Lease shall terminate, but Tenant shall remain liable for all damages as provided for herein.

     Tenant covenants and agrees, notwithstanding any termination of this Lease as aforesaid or any entry or re-entry by Landlord, whether by summary proceedings, termination, or otherwise, to pay and be liable for on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Fixed Rent and other charges reserved as they would become due under the terms of this Lease if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Term, or for the whole thereof; but in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent received by Landlord in reletting, after deduction of all expenses incurred in reletting the Premises (including, without limitation, remodelling costs, brokerage fees, and the like), and in collecting the rent in connection therewith. It is specifically understood and agreed that Landlord shall be entitled to take into account in connection with any reletting of the Premises all relevant factors which would be taken into account by a sophisticated developer in securing a replacement tenant for the Premises, such as, but not limited to, the financial responsibility of any such replacement tenant; and Tenant hereby waives, to the extent permitted by applicable law, any obligation Landlord may have to mitigate Tenant's damages. As an alternative, at the election of Landlord, Tenant will upon such termination pay to Landlord, as damages, such a sum as at the time of such termination represents the amount of the excess, if any, of the then value of the total rent and other benefits which would have accrued to Landlord under this Lease for the remainder of the Lease Term if the Lease terms had been fully complied with by Tenant over and above the then cash rental value of the Premises for the balance of the Term. For purposes of this Article, if Landlord elects to require Tenant to pay damages in accordance with immediately preceding sentence, the total rent shall be computed by assuming that Tenant's payments on account of real estate taxes and operating expenses (including insurance, maintenance and utility charges) would be, for the balance of the unexpired Term, the amount thereof, respectively, for the immediately preceding year, payable by Tenant. Moreover, the term "then value" and then "cash rental value", as used herein, shall be construed to be references to the total amount or amounts to be valued and by so valuing the same by "discounting" the same over the period and from the times when the amounts in question would be received by the Landlord at the federal discount rate, so-called, back to the date of the settlement payment hereunder.

     If this Lease shall be guaranteed on behalf of Tenant, all of the foregoing provisions of this Article with respect to bankruptcy, insolvency, etc., of Tenant, shall be deemed to read "Tenant or the guarantor hereof".

     In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise as though reentry, summary proceedings, and other remedies were not provided for in this Lease.

     Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease not now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. If Landlord shall obtain possession of the Lot and the improvements under legal proceedings or pursuant to the terms and conditions of this Lease because of uncurred default by Tenant continuing beyond any applicable grace period, then all rights of redemption provided by any law, statute or ordinance now in force or hereafter enacted shall be and are hereby waived by Tenant.

     If any payment of rent or any other payment payable hereunder by Tenant to Landlord shall not be paid within five (5) days after the date when due, the same shall bear interest from the date when the same was payable until the date paid at the lesser of (a) eighteen percent (18%) per annum, compounded monthly, or (b) the highest lawful rate of interest which Landlord may charge to Tenant without violating any applicable law. Such interest shall constitute additional rent payable hereunder and be payable upon demand therefor by Landlord.

     Without limiting any of Landlord's rights and remedies hereunder, and in addition to all other amounts Tenant is otherwise obligated to pay, it is expressly agreed that Landlord shall be entitled to recover from Tenant all costs and expenses, including reasonable attorneys' fees incurred by Landlord in enforcing this Lease from and after Tenant's default.

12.3 LANDLORD'S DEFAULT. Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1 EXTRA HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein which shall increase the rate of insurance on the Premises or on the Buildings above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises; but, as long as Tenant complies with all applicable codes and with all applicable provisions of this Lease at all times (and, without limitation, in no event shall Tenant be permitted to handle, store, discharge or release, any hazardous or toxic wastes or materials, or otherwise conduct any activities which would violate or cause any violation of any applicable laws, codes or governmental regulations), the only result of any such insurance rate increase shall be that Tenant shall pay all costs and expenses relating thereto.

13.2 WAIVER. Failure on the part of Landlord or Tenant to complain of any action or nonaction on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

     No payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant. In no event shall Tenant ever be entitled to receive interest upon, or any payments on account of earnings or profits derived from any payments hereunder by Tenant to Landlord.

13.3 COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, upon payment of the Fixed Rent and other charges due hereunder and the observing, keeping and performing of all of the terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, expressed or implied; and it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors only with respect to breaches occurring during Landlord's and Landlord's successors' respective ownership of Landlord's interest hereunder. Further, Tenant specifically agrees to look solely to Landlord's then equity interest in the Buildings and Lot at the time owned, or in which Landlord holds an interest as ground lessee, for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant and that, without limitation, notwithstanding anything contained herein to the contrary, none of the covenants, agreements, representations, warranties and other obligations of Landlord shall be binding on or enforceable personally against the repesentative(s) of Landlord executing this Lease or any trustee, director, officer, employee, beneficiary or shareholder of Landlord, all such personal liability being expressly waived by Tenant. The provision contained in the foregoing sentence is not intended to limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord (original or successor). In no event shall Landlord ever be liable for any indirect, special or consequential damages suffered from whatever cause.

13.4 NOTICE TO MORTGAGEE AND GROUND LESSOR. After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as part of the demised premises, no default (or other complaint) notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord's defaults by such holder or ground lessor shall be treated as performance by Landlord. For the purposes of this Section 13.4, Section 13.5 or Section 13.14, the term "mortgage" includes a mortgage on a leasehold interest of Landlord (but not one on Tenant's leasehold interest). Landlord hereby represents that as of the date of this Lease there is no outstanding mortgage against the Premises and that the same are not subject to any such ground lease.

13.5 ASSIGNMENT OF RENTS. With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

     (a) that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder or ground lessor shall, by notice sent to Tenant, specifically otherwise elect; and

     (b) that, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises, or in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor. In no event shall the acquisition of title to the Buildings and the land on which the same are located by a purchaser which, simultaneously therewith, leases the Buildings and such land back to the seller thereof, be treated as an assumption by operation of law or otherwise of Landlord's obligations hereunder, but Tenant shall look soley to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to this Lease to such seller. For all purposes such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

     In the event of foreclosure of any such mortgage or ground lease to which this Lease becomes subordinate (or deed or assignment in lieu thereof), at the election of the holder or ground lessor, as the case may be, Tenant shall attorn to such holder or ground lessor (and its successors and assigns) as the successor holder of Landlord's interest hereunder in which case, subject to the provisions of any applicable agreement between Tenant and such holder or ground lessor, as the case may be, this Lease shall continue in effect directly between Tenant and such holder or ground lessor (as if this Lease had been executed and delivered, and notice thereof properly recorded, prior to the execution of such mortgage or ground lease). The foregoing shall be self-operative; however, Tenant agrees, upon receipt of written request so to do, to execute such instruments, if any, as may reasonably be required in order to give effect to the foregoing.

13.6 MECHANICS' LIENS. Tenant agrees immediately to discharge (either by payment or by the filing of the necessary bond, or otherwise) any mechanics', materialmen's or other lien against the Premises and/or Landlord's interest therein, which liens may arise out of any payment due for, or purported to be due for, any labor, services, materials, supplies or equipment alleged to have been furnished in, upon or about the Premises. However, the Landlord (and not the Tenant) shall be responsible to pay for the Landlord's Work and to discharge any such liens relating solely thereto.

13.7 NO BROKERAGE. Tenant warrants and represents that Tenant has not dealt with any broker other than the broker named in Section 1.2 hereof (who shall be paid by Landlord in accordance with the separate agreement between them), in connection with the consummation of this Lease, and in the event any claim is made against the Landlord relative to dealings with brokers other than said broker named in Section 1.2 (and any other broker, if any, making a claim predicated solely upon an exclusive agreement or otherwise solely upon dealings with Landlord and not upon any dealings with Tenant, as to which Tenant shall have no responsibility hereunder and Landlord would be fully responsible), Tenant shall defend the claim against Landlord with counsel of Landlord's selection and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of any such claim.

13.8 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or uneforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

13.9 PROVISIONS BINDING, ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. If two or more parties are named as Tenant herein, each of such parties shall be jointly and severally liable for the obligations of the Tenant hereunder, and Landlord may proceed against any one without first having commenced proceedings against any other of them. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant (assignment being governed by the provisions of Article V hereof).

     The word "Tenant," as used in this Lease, shall be deemed to mean the Tenant named herein and any other person(s) or other entity(ies), including, without limitation, any assignee succeeding to the interest of the Tenant named herein in accordance with the provisions of Article V hereof, or otherwise, who shall be obligated to perform the obligations of Tenant hereunder.

13.10 RECORDING. Tenant agrees not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called memorandum of lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease.

13.11 NOTICES. Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be delivered in hand or sent by registered or certified mail, postage prepaid:

     If intended for Landlord, addressed to Landlord at the address set forth in
Section 1.2 of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice) and a copy to Landlord, c/o Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, Massachusetts 02110.

     If  intended  for Tenant,  addressed  to Tenant at the address set forth in
Section 1.2 of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice) and a copy to Tenant c/o Goodwin, Procter and Hoar, Exchange Place, 53 State Street, Boston, Massachusetts 02109 (Attention: Kevin M. Dennis, Esq.).

     All such notices shall be effective when delivered in hand, or when deposited in the United States mail within the continental United States provided that the same are received in the ordinary course at the address to which the same were sent. Any such notice or other communication from an attorney acting or purporting to act on behalf of a party shall be deemed to be notice from such party provided that such attorney is authorized to act on behalf of such party.

13.12 WHEN LEASE BECOMES BINDING. Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

13.13 PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

13.14 RIGHTS OF MORTGAGEE. It is understood and agreed that the rights and interests of Tenant under this Lease shall be subject and subordinate to any mortgages or deeds of trust that may hereafter be placed upon the Buildings and/or the Lot, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, modifications, replacements and extensions thereof, if the mortgagee or trustee named in said mortgages or deeds of trust shall elect by notice delivered to Tenant to subject and subordinate the rights and interest of Tenant under this Lease to the lien of its mortgage or deed of trust; it is further agreed that any mortgagee or trustee may elect to give the rights and interest of Tenant under this Lease priority over the lien of its mortgage or deed of trust. In the event of either such election, and upon notification by such mortgagee or trustee to Tenant to that effect, the rights and interest of Tenant under this Lease shall be deemed to be subordinate to, or to have priority over, as the case may be, the lien of said mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust; provided, however, if the holder elects to have priority that Tenant shall receive, as a condition to the effectiveness of such priority, a commercially reasonable nondisturbance agreement, duly executed on behalf of such holder and pursuant to which it agrees that following foreclosure (or the exercise of any of its other remedies with the result that it succeeds to the interest of the Landlord hereunder) that the Tenant's possession and all other rights under this Lease shall not be disturbed unless and until there occurs an Event of Default (as defined in this Lease). The foregoing provisions of this Section likewise shall be applicable, with such changes as are required in the context thereof, to a ground lease as part of a sale-leaseback (or similar financing) transaction hereafter entered into by Landlord with respect to the Premises. Tenant shall execute and deliver whatever instruments may be reasonably required for such purposes within ten (10) days after written request therefor.

13.15 STATUS REPORT. Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to Landlord, or the holder of any mortgage encumbering the Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

13.16 TENANT'S FINANCIAL CONDITION. Tenant warrants and represents that all information and data furnished to Landlord or Landlord's representatives in connection with this Lease are true and correct and in respect of the financial condition of Tenant, properly reflect the same without material adverse change, as of the date hereof. Annually within ninety (90) days after the end of each fiscal year of Tenant, and at interim periods within thirty (30) days after Landlord's demand, which may be made no more often than quarterly and which Landlord shall make only for good cause (such as in connection with obtaining financing or a proposed sale), Tenant shall furnish to Landlord, at Tenant's sole cost and expense, then current financial statements (including, without limitation, the then most current balance sheet and operations statement) of Tenant, audited (if audited statements have been recently prepared on behalf of Tenant, or otherwise certified as being true and correct by the chief financial officer of Tenant). If any such financial statements or other statements prepared in respect of Tenant's financial condition shall disclose any material adverse change from the financial condition of Tenant as of the date hereof, then Tenant shall promptly furnish to Landlord such adequate assurances of future performance (such as one or more guaranties and/or a security deposit) as Landlord may reasonably request, and, the failure so to do shall, upon notice from Landlord to Tenant, constitute a default by Tenant to which the provisions of Article XII hereof shall be applicable. In any event, however, no such security deposit shall be required as long as the Tenant or a suitable guarantor is an "investment grade" credit under good and accepted credit underwriting standards at the time in question for commercial real estate developments and transactions similar in sophistication and nature such that so-called permanent financing would then customarily be made available to Landlord by pension funds, insurance companies or other institutional lenders then customarily providing such financing (and, as long as L.G. Balfour Company, the Tenant herein named, continues to have its current creditworthy financial strength and capacity, as reflected in its current financials recently furnished to Landlord, no security deposit will be required hereunder from said Company); and, in any event, the Landlord shall not be permitted to require any such security deposit in an amount greater than the aggregate amount of the Fixed Rent and other charges reasonably anticipated to be payable for the then ensuing two (2) year period.

13.17 ADDITIONAL REMEDIES OF LANDLORD. Landlord shall have the right, but shall not be required to do so, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums; and if Tenant shall default in such payment, Landlord shall have the same rights and remedies as Landlord has hereunder for the failure of Tenant to pay the Fixed Rent. In any event, the Landlord agrees to exercise the foregoing self-help right only after such notice as is reasonably practicable in the circumstances, and otherwise in a commercially reasonable manner.

     Except as otherwise set forth herein, any obligations of Tenant as set forth herein (including, without limitation, rental and other monetary obligations, repair obligations and obligations to indemnify Landlord), shall survive the expiration or earlier termination of this Lease, and Tenant shall immediately reimburse Landlord for any expense incurred by Landlord in curing Tenant's failure to satisfy any such obligation (notwithstanding the fact that such cure might be effected by Landlord following the expiration or earlier termination of this Lease).

13.18 HOLDING OVER. Any holding over by Tenant after the expiration of this Lease Term shall be treated as a tenancy at sufferance at twice the Fixed Rent and additional rent herein provided to be paid during the last twelve (12) months of this Lease Term (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease, as far as applicable.

13.19 NON-SUBROGATION. Insofar as, and to the extent that, the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Premises are located (even though extra premium may result therefrom): Landlord and Tenant mutually agree that, with respect to any hazard which is covered by insurance then being and/or required by the provisions hereof to be carried by them, respectively, the one carrying or required to carry such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof. Nothing contained in this
Section 13.19 shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims.

13.20 UNAVOIDABLE DELAY. It is understood and agreed that with respect to any term, covenant, or condition or agreement of this Lease to be performed by Landlord or Tenant (the payment of rent or any other monetary amount due under this Lease being expressly excluded from the provisions of this Section), the time for performance of the same shall be extended for such period as Landlord or Tenant is prevented from performing the same by strike, lockout, breakdown, accident, order, or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts, or employees necessary to furnish such services, or because of war or other emergency, or for any other force majeure cause beyond the reasonable control of Landlord or Tenant (but financial inability shall never be considered beyond the control of a party). The foregoing shall not excuse Tenant from complying with the provisions contained in this Lease restricting the uses to be made of the Premises and assignment and subletting by Tenant nor shall the foregoing postpone or affect the commencement or running of this Lease Term.

13.21 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts as the same may from time to time exist.

13.22 DEFINITION OF ADDITIONAL RENT. Without limiting any other provision of this Lease, it is expressly understood and agreed that Tenant's payment of real estate taxes, operating expenses including insurance and utilities, and all other charges and amounts (whether the same are payable to third parties or to Landlord) which Tenant is required to pay hereunder, together with all interest and penalties that may accrue thereon, shall be deemed to be additional rent, and in the event of non-payment thereof by Tenant, Landlord shall have all of the rights and remedies with respect thereto as would accrue to Landlord for non-payment of Fixed Rent.

13.23 FEES AND EXPENSES; NO JURY TRIAL. Tenant shall reimburse Landlord promptly after demand for all reasonable expenses, including attorneys' fees, incurred by it in connection with the enforcement of Tenant's obligations under this Lease or otherwise incurred by Landlord on Tenant's behalf. In the event that Landlord and Tenant are involved in any litigation regarding the performance of any of their obligations under this Lease, the unsuccessful party by final order, decree or judgment in such litigation by a court of competent jurisdiction shall reimburse the successful party for all reasonable legal fees and expenses incurred by such successful party in connection with obtaining such final order, decree or judgment. To the extent permitted by law, Landlord and Tenant hereby waive trial by jury in any litigation brought by either of the parties hereto against the other on any matter in any way connected with this Lease.

13.24 CERTIFICATE. In the event the Tenant and/or the Guarantor of the Tenant's obligations hereunder is a corporation, the Tenant and/or the Guarantor shall deliver to the Landlord, upon the execution of this Lease, a Clerk's Certificate or Secretary's Certificate in form reasonably satisfactory to the Landlord, confirming that the execution of this Lease and/or the Guarantee, as applicable, have been duly authorized. Furthermore, If Tenant is a corporation, Tenant hereby represents that Tenant is a duly incorporated and duly qualified (if foreign) corporation and is authorized to conduct business.

13.25 1993 DOLLARS DEFINED. Whenever in this Lease the term "1993 Dollars" is used, such term shall be construed to refer to the dollar figure actually set forth in the pertinent provision of this Lease, increased to the same extent proportionately as the increase, if any, in the level of the Price Index (hereinafter defined) as of the time of applying such provision above the level of the Price Index as of December 31, 1993. The term "Price Index", as used in this Lease, means the Consumer Price Index for all Urban Consumers (CPI-U): U.S. City Average, All Items (unadjusted) (1982-84=100), published monthly by the Bureau of Labor Statistics, U.S. Department of Labor, and first so published in its present form (with said "base") in 1988. If any expenditure groups, items, or components used to compute the Price Index are added, deleted, or otherwise changed, or if the weights assigned to any spending categories are altered, or if the Index population is changed, or if the Bureau of Labor Statistics should otherwise cease to publish such Index in its present form and calculated on the present basis, a comparable index or an index reflecting changes in the cost of living determined in a similar manner or by substitution, combination or weighting of available indices, expenditure groups, items, components or population, published by the Bureau of Labor Statistics or by a responsible financial periodical or recognized authority shall be designated by Landlord to be the Price Index thereafter. The Price Index for any date relevant to the application of any provision hereof shall be that published by the Bureau of Labor Statistics for the month containing such date, if computed for that month, or otherwise for the most recent month immediately preceding the month for which the application is to be made. Since a Price Index relevant to the application of any provision may not be available as of the date on which a determination using the Price Index is to be made, necessary applications shall be made as soon as reasonably possible in the context in question and any necessary financial adjustments between Landlord and Tenant shall be made retroactively, within a reasonable time after required computations can be readily completed.

13.26 LANDLORD'S INDUCEMENT PAYMENT. As soon as the following conditions have been met: (i) the Tenant's Work described in Exhibit "B" shall have been completed in all respects in accordance with all applicable provisions of this Lease including said Exhibit "B"; (ii) Tenant shall have furnished evidence reasonably satisfactory to Landlord that all of Tenant's Work has been completed as aforesaid, has been paid for in full (or that the inducement payment hereunder is being paid to the Tenant's contractor and, with such payment, such work will be paid in full), and that any and all liens therefor that have been or may be filed have been satisfied or waived of record; (iii) Tenant shall have taken occupancy of the Premises in order to commence its business operations therein and there shall not be any uncurred default by Tenant of any of its obligations under the provisions of this Lease of which Tenant has been notified; and (iv) Tenant shall have executed and delivered an instrument confirming that it is not in default of any of its obligations under this Lease and setting forth the Commencement Date and the expiration date of the Term of this Lease - Landlord shall immediately pay over to Tenant the sum of One Million Three Hundred Ten Thousand and 00/100 Dollars ($1,310,000.00) as an inducement to Tenant. If the foregoing conditions have been satisfied but for any reason said sum which is due and payable remains unpaid for more than thirty
(30) days after notice to such effect from Tenant to Landlord, thereafter, notwithstanding the provisions of Sections 3.1 and 3.2 (or anything else contained in this Lease to the contrary) to the contrary: Tenant shall be entitled to deduct and setoff from all rent and other charges thereafter due and payable to the provisions of this Lease until the earlier of (i) when Tenant thus has recaptured said sum or so much thereof as Landlord shall have failed to pay, or (ii) when Landlord has in fact paid said sum or any unpaid portion thereof. Upon Landlord's request, Tenant shall confirm in writing its receipt of said inducement payment (or the portion thereof, as the case may be) which then has been paid to Tenant; and interest shall accrue on the then unpaid portion thereof until paid at the same rate as is applicable to late payments by Tenant of Fixed Rent under the provisions of Section 21.2 of this Lease.

13.27 INITIAL RENT ABATEMENT. It is understood and agreed that the Tenant will be performing more substantial leasehold improvements in the larger of the two Buildings (the "Larger Building") in order to prepare the Larger Building for the Tenant's use and occupancy thereof after delivery of possession thereof by Landlord to Tenant. Accordingly, notwithstanding the provisions of Sections 3.1 and 3.2 (or anything else contained in this Lease) to the contrary, it is agreed that the monthly Fixed Rent payable hereunder shall be abated and reduced to $14,700.00 per calendar month, and proportionately at such rate for any partial calendar month, from and after the Commencement Date (as defined in Section 1.1 hereof) up to the Larger Building Commencement Date (as defined hereinbelow). For the purposes hereof, the "Larger Building Commencement Date" shall be the earlier to occur of: (i) August 1, 1994, or, if later, the expiration of sixty
(60) days after delivery of possession to the Tenant of the Larger Building with the Landlord's Work therein substantially completed (as set forth in Section 6.1 of Article VI hereof); or (ii) the date when the Tenant first commences to use the Larger Building for its business purposes permitted under the provisions of this Lease. From and after the Larger Building Commencement Date, the full Fixed Rent shall accrue and be payable under this Lease. As soon as the Larger Building Commencement Date has been determined in accordance with the foregoing, the parties shall execute and deliver to each other a writing in confirming such date, and any additional Fixed Rent for and with respect to the balance of the calendar month in which the Larger Building Commencement Date occurs shall be paid by the Tenant to the Landlord together with the full installment of Fixed Rent which is due and payable on the first day of the next following calendar month. Nothing contained in this Section shall diminish or otherwise affect the other provisions of this Lease or the obligations of the Tenant thereunder including, without limitation, the obligations of the Tenant to pay the unabated balance of the Fixed Rent from and after the Commencement Date to the Larger Building Commencement Date and all other charges in accordance with all other terms and conditions contained in this Lease.

13.28 ENVIRONMENTAL MATTERS. Notwithstanding the provisions of Section 6.2 (or anything else contained in this Lease) to the contrary: if any hazardous or toxic materials, including petroleum or its derivitives, are present in the soil comprising the Premises or if there is any groundwater contamination caused by any activity being conducted on the Premises, on or after the date of this Lease, and if required (by so-called response action, or the like) pursuant to applicable laws and/or governmental regulations to be removed, contained or otherwise remediated, then Tenant shall cause such remediation of the Premises' soils and/or groundwater (as the case may be) to be effected in accordance with said requirements, and the foregoing shall be done at Tenant's cost and expense; provided, however, that, if and to the extent any such hazardous or toxic materials so removed and/or any such remediation of groundwater contamination shall be established by Tenant to have been present in the soils and/or groundwater comprising the Premises prior to the date of this Lease then, upon receipt by Landlord of evidence (with such backup as Landlord may reasonably request) of the foregoing, including such removal and/or remediation in accordance with said requirements and the payment by the Tenant of the reasonable costs thereof (pursuant to a competitive contract with a reputable hazardous materials removal firm reasonably acceptable to Landlord) within thirty (30) days after the completion of such removal and/or remediation, but not otherwise, Landlord shall promptly reimburse Tenant an amount equal to such reasonable removal and/or remediation costs. Such reimbursable removal and/or remediation costs shall mean and include, if and to the extent reasonably required to be incurred, all such costs of cleaning up the Premises' soil and/or contaminated ground water as well as all such costs of containment and/or other such governmentally required response action.

     Landlord's foregoing obligations to reimburse Tenant as aforesaid for such removal and/or remediation costs shall be conditioned in each instance upon Landlord first receiving notice in reasonable detail and a reasonable opportunity to consult relative to all pertinent facts, details and removal and/or remediation procedures; and in no event shall Landlord's foregoing reimbursement obligations apply to the removal and/or remediation of any one of more of the following: any materials not falling strictly within the categories set forth above with respect to which Landlord shall be responsible for reimbursement; or any materials disclosed by the provisions of the two (2) site assessment report of GZA Geoenvironmental, Inc., dated February 11, 1994, and March , 1994, relating to the Premises (collectively, the "GZA Report"), a copy of which GZA Report has been furnished to Tenant heretofore (only to such extent, however, as is consistent with such disclosure as is contained in the GZA Report).

     If the aforesaid conditions precedent to the Landlord's obligation to reimburse the Tenant for a particular sum pursuant to the foregoing provisions of this Section 13.28 have been satisfied but for any reason such sum which is then due and payable in reimbursement remains unpaid for more than thirty (30) days after notice to such effect from Tenant to Landlord, thereafter Tenant shall be entitled, subject to the limitation that in no event shall Tenant deduct or set-off from rent and other charges hereunder an amount greater than $50,000.00 in any calendar year or more than $100,000.00 in the aggregate, to deduct and set off from all rent and other charges thereafter due and payable pursaunt to the provisions of this Lease until the earlier of: (i) when Tenant thus has recaptured said sum or so much thereof as Landlord shall have failed to pay; or (ii) when Landlord has in fact paid such sum or any unpaid portion thereof. Moreover, any unpaid amounts which Tenant is entitled to receive from Landlord as reimbursement hereunder shall bear interest after the expiration of such 30-day notice period until paid at the same rate as interest accrues on late payments of Fixed Rent under the provisions of Section 12.2 of this Lease.

     WITNESS the execution hereof, under seal, in any number of counterparts, each of which counterparts shall be an original for all purposes, as of the day and year first above written.



                           /s/ William R. Leatherbee

                             /s/ Sandra K. Cummings

                              Trustees of C.L.C. North Attleboro Trust, for themselves and their co-Trustee, but in their fiduciary capacity only, and without personal liability


                                   [LANDLORD]


Attest:                       L.G. BALFOUR COMPANY, INC.

/s/ Richard E. Floor          By:   /s/ Francis X. Correra
Secretary                        Its E.V.P. & Treasurer
                            Hereunto duly authorized


                                    [TENANT]

ACKNOWLEDGMENT PAGE


COMMONWEALTH OF MASSACHUSETTS)
                             )   ss.
COUNTY OF                    )


     On this 14th day of March, 1994,  personally appeared before me /s/ William
B. Leatherbee and /s/ Sandra K. Cummings who, being by me duly sworn, did acknowledge the foregoing instrument to be their free act and deed as Trustees of C.L.C. North Attleboro Trust u/d/t as aforesaid.


                                    /s/ Michael A. Hammer
                                 Notary Public
                         My Commission Expires: 7/1/94


COMMONWEALTH OF MASSACHUSETTS)
                             ) ss
COUNTY OF                    )


     On this 1st day of April, 1994, before me, personally appeared Francis X. Correra , who being by me duly sworn, did say that he is Exec. V.P. & Treasurer of L.G. Balfour Company, Inc. a Delaware corporation; that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and said officer acknowledged said instrument to be the free act and deed of said corporation.


                               /s/ Bette Williams
                                 Notary Public
                         My Commission Expires: 4/25/97

EXHIBIT "B"


CONSTRUCTION

I.   DESCRIPTION OF THE LANDLORD'S WORK

     The following work shall be performed in compliance with all applicable building and zoning laws, by the Landlord:

     The Landlord will: (a) install a new roof on, resurface the adjacent parking lot of and install a new facade and windows on, and demolish the existing build-out within, the larger Building; and (b) install a new roof on, and resurface the adjacent parking lot of, the smaller Building. Said Landlord's Work is more particularly described and specified in the "Project Manual Including Specifications for L.G. Balfour Company, Inc., 15 John L. Dietsch Boulevard, North Attleborough, MA, Landlord Work", dated February 28, 1994, prepared by Roth & Seelen, Inc. Architects, Hingham, MA (and identifying as the Client Leatherbee & Company, Brookline, MA), as supplemented by the blueprints and any other plans and exhibits specifically incorporated therein and by the terms of said Project Manual made a part of said plans and specifications for Landlord Work, as all of the same may be amended by change order, addendum or other writing(s) signed after said February 28, 1994, by both Landlord and Tenant (or their respective, duly authorized agents). The Landlord will not be required to perform any other work. Without limitation, in any event (notwithstanding anything to the contrary contained in said plans and/or specifications or elsewhere in this Lease), the Landlord shall not be responsible (and the Tenant, at its cost, shall be responsible) for all costs and expenses of and relating to (i) the installation of any new HVAC units and equipment and (ii) all electrical service and related work, including the installation and bringing in of electrical service, above or below ground (whether required by code or performed at Tenant's election).

     With respect to the aforesaid Landlord's Work, the Landlord agrees to, and hereby does effective from and after the Commencement Date, assign to the Tenant (to the full extent assignable, but without any recourse against Landlord with respect thereto) any and all warranties and guaranties obtained by Landlord from contractors, subcontractors or the like; and, to the extent any of the same are not so assignable, Landlord agrees to cooperate with Tenant reasonably (but, consistent with the other applicable terms and provisions of this Lease, without the Landlord thereby being required to incur any costs or liability) in seeking to enforce and otherwise obtain the benefit of any such warranties and guaranties in order to defray the costs and expenses incurred by Tenant for repair or replacement of those items covered by such warranties or guaranties.

 II. DESCRIPTION OF THE TENANT'S WORK

     The Tenant will complete all other work, including fixturing, equipping and finishing of the Premises, and signage, at the Tenant's cost and expense, in accordance with Tenant's complete and detailed plans and specifications and by Tenant's contractors, all of which first shall have been submitted to and approved in writing by the Landlord (such approval not unreasonably to be withheld or delayed), in a good and workmanlike manner and in accordance with all applicable code and insurance requirements and provisions of this Lease. The Tenant's Work shall be coordinated with any work being performed in or about the Buildings by the Landlord (and shall be performed in a manner so as to cause no interference with any such work). The Tenant shall not commence its work until furnishing the Landlord with insurance certificates evidencing insurance as required by the provisions of this Lease (including, if appropriate, and whether or not otherwise required, so-called builder's risk and workers' compensation insurance) relating to the performance by the Tenant and its contractors of the Tenant's Work. The Tenant shall use (and require any contractors to use) every reasonable legal effort to prevent work stoppages attributable to work being performed by or on behalf of the Tenant. Unless otherwise specifically agreed in writing by Landlord, any Tenant Work requiring access to or affecting the roof of either Building shall be done by Landlord's approved contractor (but still at Tenant's cost and otherwise as set forth herein). The Tenant shall make arrangements reasonably satisfactory to the Landlord for the prompt and proper collection and disposal of rubbish, debris and any other construction- related materials not intended to be incorporated or installed in the Premises, and otherwise shall comply with the Landlord's reasonable rules, regulations and directions regarding construction and the related activities of the Tenant and its workmen.

*************

EXHIBIT A

[A Compiled Plan of Land Diagram Follows]